                            LOAN AND SECURITY AGREEMENT

                            Dated as of October 7, 1999



                            PRISM FINANCIAL CORPORATION

                                        and

                         LASALLE BANK NATIONAL ASSOCIATION


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                                  TABLE OF CONTENTS

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
1.  DEFINITIONS AND TERMS. . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.1   Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.2   Certain UCC and Accounting Terms. . . . . . . . . . . . . . . . . . 9

2.  LOANS:  BANK'S COMMITMENTS AND BORROWING PROCEDURES. . . . . . . . . . . . 9
     2.1   Revolving Credit Commitment . . . . . . . . . . . . . . . . . . . . 9
     2.2   Borrowing Procedures. . . . . . . . . . . . . . . . . . . . . . . . 9
     2.3   All Loans to Constitute One Obligation. . . . . . . . . . . . . . .10

3.  LOANS:  NOTE EVIDENCING LOANS. . . . . . . . . . . . . . . . . . . . . . .10
     3.1   Revolving Note. . . . . . . . . . . . . . . . . . . . . . . . . . .10
     3.2   Recordation . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

4.  LOANS:  AMOUNTS, INTEREST, CHANGE IN CIRCUMSTANCES, ETC. . . . . . . . . .10
     4.1   Interest Rates; Applicable Borrowing Amounts; Default Rate. . . . .10
     4.2   Computation of Interest . . . . . . . . . . . . . . . . . . . . . .11
     4.3   Yield Protection, Etc . . . . . . . . . . . . . . . . . . . . . . .11
     4.4   Discretion of Bank as to Manner of Funding. . . . . . . . . . . . .12
     4.5   Interest Laws . . . . . . . . . . . . . . . . . . . . . . . . . . .12

5.  LOANS:  GENERAL TERMS. . . . . . . . . . . . . . . . . . . . . . . . . . .12
     5.1   Payments to Bank. . . . . . . . . . . . . . . . . . . . . . . . . .12
     5.2   Automatic Debit . . . . . . . . . . . . . . . . . . . . . . . . . .13
     5.3   Application of Payment. . . . . . . . . . . . . . . . . . . . . . .13
     5.4   Conditions Precedent Events . . . . . . . . . . . . . . . . . . . .13
     5.5   Offset.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     5.6   Discretionary Disbursements . . . . . . . . . . . . . . . . . . . .14
     5.7   Credit Termination Date, Continuance of Obligations, Etc. . . . . .14
     5.8   Over-Advances . . . . . . . . . . . . . . . . . . . . . . . . . . .14

6.  LOANS:  CONDITIONS TO LENDING. . . . . . . . . . . . . . . . . . . . . . .14
     6.1   Initial Loan Conditions Precedent . . . . . . . . . . . . . . . . .14

7.  COLLATERAL:  GENERAL TERMS . . . . . . . . . . . . . . . . . . . . . . . .16
     7.1   Grant of Security Interest. . . . . . . . . . . . . . . . . . . . .16
     7.2   Perfection of Security Interests. . . . . . . . . . . . . . . . . .17
     7.3   [Intentionally Omitted. . . . . . . . . . . . . . . . . . . . . . .17
     7.4   First Lien and Locations of Collateral. . . . . . . . . . . . . . .17
     7.5   Constructive Trust. . . . . . . . . . . . . . . . . . . . . . . . .17
     7.6   Application of Proceeds of Collateral . . . . . . . . . . . . . . .18
     7.7   Third Party Collateral Claims . . . . . . . . . . . . . . . . . . .18
     7.8   Additional Collateral . . . . . . . . . . . . . . . . . . . . . . .18
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

     7.9   No Custom or Waiver . . . . . . . . . . . . . . . . . . . . . . . .18
     7.10  Special Collateral. . . . . . . . . . . . . . . . . . . . . . . . .18

8.  COLLATERAL:  ACCOUNTS RECEIVABLE . . . . . . . . . . . . . . . . . . . . .19
     8.1   Account Representations and Warranties. . . . . . . . . . . . . . .19
     8.2   Verification of Accounts Receivable . . . . . . . . . . . . . . . .19
     8.3   Account Restrictions. . . . . . . . . . . . . . . . . . . . . . . .19
     8.4   Enforcement of Right to Accounts Receivable . . . . . . . . . . . .19
     8.5   Appointment as Attorney-in-Fact . . . . . . . . . . . . . . . . . .20

9.  COLLATERAL:  INVENTORY . . . . . . . . . . . . . . . . . . . . . . . . . .20
     9.1   Inventory Representations and Warranties. . . . . . . . . . . . . .20
     9.2   Ordinary Course Sales . . . . . . . . . . . . . . . . . . . . . . .20

10.  COLLATERAL:  EQUIPMENT. . . . . . . . . . . . . . . . . . . . . . . . . .20
     10.1  Equipment Representations and Warranties. . . . . . . . . . . . . .20
     10.2  Maintenance . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
     10.3  Evidence of Ownership . . . . . . . . . . . . . . . . . . . . . . .21

11.  REPRESENTATIONS AND WARRANTIES; COVENANTS;INDEMNIFICATION; CONTINUING
     OBLIGATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
     11.1  Representations and Warranties of Borrower. . . . . . . . . . . . .21
     11.2  Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . .26
     11.3  Negative Covenants. . . . . . . . . . . . . . . . . . . . . . . . .33

12.  DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
     12.1  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . .34
     12.2  Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . . .35
     12.3  Acceleration and Termination of Loans . . . . . . . . . . . . . . .35
     12.4  Rights of Secured Creditor. . . . . . . . . . . . . . . . . . . . .36
     12.5  Assembly of Collateral; Injunctive Relief . . . . . . . . . . . . .36
     12.6  Notice of Collateral Disposition. . . . . . . . . . . . . . . . . .36
     12.7  Matters Regarding Sale of Collateral. . . . . . . . . . . . . . . .36
     12.8  Replevin. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
     12.9  Application of Proceeds . . . . . . . . . . . . . . . . . . . . . .37

13.  GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
     13.1  Payment Application Date. . . . . . . . . . . . . . . . . . . . . .37
     13.2  Statement of Account. . . . . . . . . . . . . . . . . . . . . . . .37
     13.3  Manner of Application; Waiver of Set-off Prohibition. . . . . . . .37
     13.4  Survival of Representations and Warranties. . . . . . . . . . . . .38
     13.5  Integration; Amendment; Assignment. . . . . . . . . . . . . . . . .38
     13.6  No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
     13.7  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . .39
     13.8  Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . .39

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

     13.9  Conflict with Other Agreements. . . . . . . . . . . . . . . . . . .39
     13.10 No Impairment by Termination. . . . . . . . . . . . . . . . . . . .39
     13.11 Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
     13.12 Costs, Fees and Expenses Related to Agreement and Other
           Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
     13.13 Environmental Indemnity . . . . . . . . . . . . . . . . . . . . . .40
     13.14 Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
     13.15 Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . .40
     13.16 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
     13.17 FORUM; VENUE; JURY TRIAL WAIVER . . . . . . . . . . . . . . . . . .40
     13.18 Other Costs, Fees and Expenses. . . . . . . . . . . . . . . . . . .41
     13.19 Revival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
     13.20 Acknowledgments . . . . . . . . . . . . . . . . . . . . . . . . . .41
     13.21 Paragraph Headings. . . . . . . . . . . . . . . . . . . . . . . . .41
     13.22 Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . .42
     13.23 Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . . . .42

                                      iii


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                                      iv


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                                       v

                             LOAN AND SECURITY AGREEMENT


     This Loan and Security Agreement ("Agreement") is made as of the 7th day of October, 1999, by and between PRISM FINANCIAL CORPORATION, a Delaware corporation ("Borrower"), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("Bank").

                                 W I T N E S S E T H:

     WHEREAS, Borrower desires to borrow funds and obtain other financial accommodations from Bank; and

     WHEREAS, pursuant to Borrower's request, Bank is willing to extend such financial accommodations to Borrower under the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, Borrower agrees to borrow from Bank, and Bank agrees to lend to Borrower, subject to and upon the following terms and conditions:


1.                               DEFINITIONS AND TERMS

     1.1 CERTAIN DEFINITIONS. The following words, terms and/or phrases shall have the meanings set forth thereafter and such meanings shall be applicable to the singular and plural form thereof, giving effect to the numerical difference.

          "ACCOUNTS" shall have the meaning ascribed to it in the UCC (defined below).

          "ACCOUNTS RECEIVABLE" means all of Borrower's now existing or hereafter arising or acquired Accounts, accounts receivable and other rights to payment, however created, including without limitation any right to payment for goods sold or leased or for services rendered, whether arising out of the sale of Inventory or otherwise and whether or not it has been earned by performance, and any and all notes, drafts, acceptances, chattel paper, General Intangibles and other obligations arising out of or representing a right to payment, however created, including without limitation a right to payment for goods sold or leased or for services rendered.

          "AFFILIATE" means any Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with any other Person or one or more affiliates, (b) that directly or beneficially owns or holds 20% or more of any equity interest in any other Person or one or more affiliates, or (c) 20% or more of whose voting stock (or in the case of a person that is not a corporation, 20% or more of any equity interest) is owned directly or beneficially or held by any other Person or one or more affiliates; provided, however, that the term "Affiliate" shall not include LR Development

     Company, LR Management Company, Vision Capital LLC and their respective Subsidiaries. For purposes of this definition and this Agreement, the term "control" shall mean, directly or indirectly, the power to direct or cause the direction of the management or policies of a Person, whether through ownership interest or otherwise, including without limitation the power to elect or appoint, directly or indirectly, a majority of the members of its governing board or body.

          "APOLLO" means Apollo Housing Capital, L.L.C., an Illinois limited liability company.

          "AUTHORIZED OFFICER" means the Chief Executive Officer, President, Senior Vice President, Chief Financial Officer or one or more other executive officers of Borrower.

          "BORROWER'S LIABILITIES" means all obligations and liabilities of Borrower in the aggregate to Bank (including, without limitation, all debts, claims, reimbursement obligations and indebtedness) whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under this Agreement or the Other Agreements, or by oral agreement or operation of law or otherwise.

          "BORROWING" means the incurrence or continuance of a Loan under the Revolving Credit Commitment from Bank on a given date.

          "BUSINESS DAY" means any day on which Bank is open for the transaction of commercial banking business in Chicago, Illinois other than a Saturday or Sunday.

          "CAPITAL EXPENDITURES" means the cost of acquiring any fixed assets, or any improvements, replacements, substitutions, accessions or additions thereto or therefor, which have a useful life of more than one (1) year, including without limitation, the cost of direct or indirect acquisitions of such assets by way of purchase, capital lease or otherwise.

          "CHANGE OF CONTROL" means Borrower shall cease to beneficially own, directly or indirectly, at least eighty percent (80%) of the stock of Prism Mortgage, on a fully diluted basis.

          "CHARGES" means all national, federal, state, county, city, municipal and/or other governmental (or any instrumentality, division, agency, body or department thereof, including, without limitation, the PBGC) taxes, levies, assessments, charges, liens, claims or encumbrances upon and/or relating to Borrower's Liabilities, Borrower's business, Borrower's ownership and/or use of the Collateral, income and/or gross receipts.

          "CLOSING DATE" means October 7, 1999.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COLLATERAL" shall have the meaning assigned to such term in PARAGRAPH
     7.1 hereof.

          "DEBT" means all of a Person's (i) indebtedness for borrowed money,
     (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade),
     (iv) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (v) obligations (other than intercompany guarantees among and for the benefit of Borrower and its Subsidiaries) under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above, and (vi) liabilities in respect of unfunded vested benefits under Plans and Multiemployer Plans covered by Title IV of ERISA.

          "DEFAULT RATE" shall have the meaning assigned to such term in PARAGRAPH 4.1(b) hereof.

          "DISCLOSURE SCHEDULE" means a schedule, in form and substance satisfactory to Bank, which (i) has been certified as true and correct by an Authorized Officer of Borrower, (ii) has been delivered to Bank on or prior to the date hereof, (iii) describes, in reasonable detail, all exceptions to the representations, warranties and covenants of Borrower herein, and (iv) is clearly identified on its face as the Disclosure Schedule for purposes hereof. Any reference herein to a "Schedule" shall be deemed to refer to a part of the Disclosure Schedule.

          "EARLY TERMINATION DATE" means the date, pursuant to PARAGRAPH 12.3, upon which, whether by notice or by right hereunder, Bank's obligation to extend credit hereunder is terminated.

          "ENVIRONMENTAL CLAIM" means any notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any governmental authority for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, release of any Hazardous Material to the environment, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (i) the occurrence of a Release (whether sudden or nonsudden or accidental or nonaccidental) of, or exposure to, any Hazardous Material, in, into or onto the environment at, in, by, from, onto or related to any Facility, (ii) the generation, use, handling, transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of any Facility, or (iii) the violation, or alleged violation, of any Environmental Laws or any Governmental Authorizations relating to environmental matters in connection with the Facilities.

          "ENVIRONMENTAL LAWS" means all statutes, ordinances, orders, rules, regulations, plans, policies, or decrees and the like relating to
     (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contributions, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, handling, transportation, storage, treatment or disposal of Hazardous Materials or
     (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare related to Hazardous Materials, in any manner applicable to Borrower or an Affiliate or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 ET SEQ.), the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Section 2601 ET SEQ.), the Occupational Safety and Health Act (29 U.S.C. Section 651 ET SEQ.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C.
     Section 11001 ET SEQ.), each as amended or supplemented, and any analogous present or future local, state or federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

          "EQUIPMENT" shall have the meaning ascribed to it in the UCC, as then in effect in the State of Illinois.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and, unless the context otherwise requires, the regulations promulgated thereunder and any successor statute.

          "ERISA AFFILIATE" means each trade or business (whether or not incorporated) which together with Borrower or an Affiliate would be deemed to be a "single employer" within the meaning of Section 4001(b) of ERISA or, where applicable, would be treated as a "single employer" under Section 412(c)(11) of the Code.

          "ERISA TERMINATION EVENT" means (i) a "Reportable Event" described in
     Section 4043 of ERISA (other than a "Reportable Event" not subject to the provision for 30-day notice to the PBGC under such regulations), (ii) the withdrawal of Borrower or any Affiliate from a Plan during a plan year in which it was a "substantial employer," as defined in Section 4001(a) of ERISA, including a cessation of operations that is treated as a withdrawal by a "substantial employer" under Section 4062(e) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC, (v) any other event or condition which in the reasonable judgment of Bank is likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to or any ERISA administrator of any Plan, or
     (vi) the partial or complete withdrawal of Borrower or any ERISA Affiliate from a Multiemployer Plan.

          "EVENT OF DEFAULT" shall have the meaning assigned to such term in PARAGRAPH 12.1 hereof.

          "EXCESS INTEREST" shall have the meaning assigned to such term in PARAGRAPH 4.5 hereof.

          "FACILITIES" or "FACILITY" means any and all real property (including, without limitation, all buildings or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Borrower, its Subsidiaries or any of their respective successors and assigns.

          "GAAP" means United States generally accepted accounting principles, as in effect from time to time.

          "GENERAL INTANGIBLES" means all choses in action, causes of action and all other intangible property of Borrower of every kind and nature now owned or hereafter acquired by Borrower, including, without limitation, corporate and other business records, deposit accounts, inventions, designs, patents, patent and trademark registrations and applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, deferred tax benefits, tax refund claims, prepaid expenses, computer programs, covenants not to compete, customer lists and mailing lists, contract rights, indemnification rights, causes of action and any letters of credit, guarantee claims, security interests or other security held by or granted to Borrower.

          "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court having jurisdiction over Borrower or any Facility.

          "GUARANTOR" means any Person who has executed a Guaranty Agreement in favor of Bank.

          "GUARANTY AGREEMENT" means that certain Guaranty Agreement executed by any Subsidiary of Borrower in accordance with the terms hereof and in connection with this Agreement, substantially in the form of EXHIBIT C hereto.

          "HAZARDOUS MATERIALS" means (i) any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "infectious waste," "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws or publications promulgated pursuant thereto, (ii) any oil, petroleum or petroleum derived substance, (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources, (iv) any flammable substances or explosives, (v) any radioactive materials, (vi) asbestos in any form (which is or could become friable), (vii) urea formaldehyde foam insulation, (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million, (ix) pesticides or (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of the Facilities.

          "INVENTORY" shall have the meaning ascribed to it in the UCC (defined below) and shall include, without limitation, all goods held or being processed for sale or lease, including all materials, work-in-process, finished goods, supplies and other goods customarily classified as Inventory.

          "LEVERAGE RATIO" means, as of any date, the ratio of (i) Total Liabilities to (ii) Tangible Net Worth.

          "LIEN" means, with respect to the Collateral, or any asset of Borrower, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the UCC in effect in any jurisdiction).

          "LOAN" or "LOANS" means and includes all Loans issued under the Revolving Credit Commitment.

          "MATURITY DATE" means October 6, 2000.

          "MAXIMUM RATE" shall have the meaning assigned to such term in PARAGRAPH 4.5 hereof.

          "MORTGAGE" means a mortgage, deed of trust, security deed or similar instrument purporting to create a first or second lien or similar interest in real estate and improvements thereto.

          "MORTGAGE LOAN" means a loan of money by Prism Mortgage or any Subsidiary of Borrower evidenced by a Mortgage Note and secured by a Mortgage.

          "MORTGAGE NOTE" means a note evidencing the indebtedness secured by a Mortgage.

          "MULTIEMPLOYER PLAN" means a plan defined as such in Section 4001(a)(3) of ERISA to which contributions have been made by Borrower or an ERISA Affiliate.

          "NET WORTH" means, as of any date of determination thereof, the net worth of Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP.

          "NOTE" means the Revolving Note.

          "OBLIGOR" means any Person who is and/or may become obligated to Borrower or any Subsidiary under or on account of Accounts Receivable.

          "OTHER AGREEMENTS" means all agreements, instruments and documents, including, without limitation, letters of credit, guaranties, mortgages, deeds of trust, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other written matter heretofore, now and/or from time to time hereafter executed by and/or on behalf of Borrower or any Subsidiary of Borrower and delivered to Bank including, without limitation, the Note.

          "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

          "PERMITTED LIENS" shall have the meaning assigned to such term in PARAGRAPH 11.3(a) hereof.

          "PERSON" means and includes an individual, a partnership, a joint venture, a corporation (whether or not for profit), a trust, an unincorporated organization, a government or any department or agency thereof or any other entity or organization.

          "PLAN" means, at any time, any single-employer plan, as defined in
     Section 4001(a) and subject to Title IV of ERISA, which is maintained, or at any time during the five calendar years preceding the time in question was maintained, for employees of Borrower or a Subsidiary.

          "PRIME RATE" means the rate of interest (expressed as a percentage per annum) most recently announced or published publicly from time to time by Bank as its base or prime rate of interest, which is not necessarily the lowest or most favorable rate of interest charged by Bank on commercial loans at any one time. The rate of interest shall change automatically and immediately as and when the Prime Rate shall change, without notice to Borrower, and any notice to which it may be entitled is hereby waived, and any such change in the Bank's Prime Rate shall not affect any of the terms and conditions of this Agreement, all of which shall remain in full force and effect.

          "PRISM MORTGAGE" means Prism Mortgage Company, an Illinois corporation.

          "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dumping, leaching, or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility.

          "REVOLVING CREDIT COMMITMENT" shall have the meaning assigned to such term in PARAGRAPH 2.1 hereof.

          "REVOLVING NOTE" means that certain Revolving Note of even date herewith payable by Borrower to Bank in the maximum aggregate principal amount of Ten Million Dollars ($10,000,000), as the same may be amended, modified or restated from time to time, and together with any renewals thereof or exchanges or substitutions therefor.

          "STOCK" means all shares, interests, participation or other equivalents, however designated, of or in a corporation or limited liability company, whether or not voting, including but not limited to common stock, warrants, preferred stock, convertible debentures, and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

          "STOCK OFFERING" means any public offering of Stock, including, but not limited to, any initial public offering or secondary offering.

          "STOCK PLEDGE AGREEMENT" means that certain Stock Pledge Agreement executed by Borrower or any Subsidiary of Borrower in accordance with the terms hereof, substantially in the form of EXHIBIT D hereto.

          "SUBORDINATED DEBT" means, as of any date, the amount of Debt which is subordinated in right of payment to the Loan on terms satisfactory to Bank in each particular case.

          "SUBSIDIARY" means, at the time of such determination, any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than fifty percent (50%) of the voting stock at the time of determination.

          "TANGIBLE NET WORTH" means, at any time, GAAP Net Worth, PLUS the principal balance of the Subordinated Debt, LESS the sum of the following (without duplication): (a) any assets of Borrower and its consolidated Subsidiaries which would be treated as intangibles under GAAP including, without limitation, any write-up of assets (other than in connection with acquisitions of new Subsidiaries or assets), goodwill, research and development costs, trademarks, trade names, copyrights, patents and unamortized debt discount and expenses and (b) loans or other extensions of credit to Affiliates of Borrower or to officers or employees of Borrower or of any of its Affiliates (but only to the extent such loans or extensions of credit are accounted for in the computation of Net Worth and not offset by corresponding liabilities pursuant to consolidation in such computation of Net Worth) other than (i) Mortgage Loans made to such Persons in the ordinary course of business and (ii) the Subordinated Debt.

          "TERMINATION DATE" means the earliest to occur of (i) the Maturity Date or (ii) the Early Termination Date.

          "TOTAL LIABILITIES" means the total liabilities of the Borrower and its Subsidiaries, all as determined on a consolidated basis, in accordance with GAAP, EXCLUDING the Subordinated Debt.

          "UCC" means the Uniform Commercial Code as adopted in the State of Illinois.

          "WAREHOUSE CREDIT AGREEMENT" means the Credit Agreement among Prism Mortgage and certain of its Subsidiaries and The First National Bank of Chicago and the other financial institutions thereto dated as of March 31, 1999, as amended, modified or restated from time to time.

     1.2 CERTAIN UCC AND ACCOUNTING TERMS. Except as otherwise defined in this Agreement or the Other Agreements, all words, terms and/or phrases used herein and therein shall be defined by the applicable definition therefor (if any) in the UCC as then in effect in the State of Illinois. Notwithstanding the foregoing, any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given to them in accordance with GAAP. All financing computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied.

                                             1.  LOANS:  BANK'S COMMITMENTS AND
BORROWING PROCEDURES

     1.3 REVOLVING CREDIT COMMITMENT. On the terms and subject to the conditions set forth in this Agreement, Bank agrees to make revolving credit available to Borrower from time to time prior to the Termination Date in such aggregate amounts as Borrower may from time to time request, but in no event exceeding the maximum principal amount available of Ten Million Dollars ($10,000,000) in the aggregate (the "Revolving Credit Commitment"). The Revolving Credit Commitment shall be available to Borrower by means of Loans, it being understood that Loans may be repaid and used again during the period from the date hereof to and including the Termination Date, at which time the Revolving Credit Commitment shall expire. In no event will a request for a Loan, or any repayment of amounts outstanding hereunder, be in a principal amount of less than $500,000.

     1.4 BORROWING PROCEDURES. Whenever Borrower desires to continue or incur Loans hereunder, Borrower shall give Bank at its "Address for Notices" set forth on the signature page hereof, prior to 11:00 A.M. (Chicago time) on the day of each Borrowing of Loans under the Revolving Credit Commitment to be made hereunder. Each such notice (each a "Notice of Borrowing") with respect to Loans shall be irrevocable and shall specify (i) the aggregate principal amount of the Loan to be made pursuant to each Borrowing and (ii) the date of Borrowing (which shall be a Business Day). Without in any way limiting the obligation of Borrower to confirm in writing any telephonic notice permitted to be given hereunder, Bank may, prior to receipt of written confirmation, act without liability upon the basis of such telephonic notice, believed by Bank in good faith to be from an Authorized Officer of Borrower. Bank's record of the terms of such telephonic notice shall be rebuttably presumptive evidence of such terms absent manifest error.

     1.5 ALL LOANS TO CONSTITUTE ONE OBLIGATION. The Loans shall constitute one general obligation of Borrower, and shall be secured by the security interest in and Lien upon all of the Collateral and by all other security interests, Liens, claims and encumbrances heretofore, now or at any time or times hereafter granted by Borrower to Bank.

                                             2.  LOANS:  NOTE EVIDENCING LOANS

     1.6 REVOLVING NOTE. The Loans made by Bank under the Revolving Credit Commitment shall be evidenced by the Revolving Note substantially in the form set forth in EXHIBIT A, with appropriate insertions, dated the date hereof (or such other date prior thereto as shall be satisfactory to Bank), payable to the order of Bank. The unpaid principal amount of the Loans shall bear interest and be due and payable as provided in this Agreement and the Revolving Note. Payments to be made by Borrower under the Revolving Note shall be made at the time, in the amounts and upon the terms set forth herein and therein.

     1.7 RECORDATION. The type, date and amount of each Loan made by Bank, the interest rate, and the date and amount of each repayment of principal received by Bank shall be recorded by Bank in its records. The aggregate unpaid principal amount so recorded shall be prima facie evidence of the principal amount owing and unpaid on the Note absent manifest error. The failure to so record any such amount or any error in so recording any such amount shall not limit or otherwise affect the obligations of Borrower hereunder or under the Note to repay the principal amount of the Loans together with all interest accrued thereon. Prior to any transfer or assignment of the Note, Bank shall record the principal and interest owing and unpaid on the Note at the time of such transfer or assignment.

                                             3.  LOANS:  AMOUNTS, INTEREST,
CHANGE IN CIRCUMSTANCES, ETC.

     1.8  INTEREST RATES; APPLICABLE BORROWING AMOUNTS; DEFAULT RATE.

          (1) The unpaid principal amount of each Loan shall bear interest from the date of such Loan until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Prime Rate in effect from time to time MINUS one-half of one percent (1/2%) with such interest payable in accordance with PARAGRAPH 4.1(c) below.

          (2) If an Event of Default shall have occurred and be continuing hereunder, all Loans shall bear interest from the date of such Event of Default, payable on demand, at a rate per annum (the "Default Rate") equal to the sum of three percent (3%) plus the interest rate then in effect.

          (3) Interest on Loans shall accrue from and including the date of any such Loan to but excluding the date of any repayment thereof and shall be payable quarterly in arrears on the last day of each calendar quarter and in respect of each Loan, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand; PROVIDED, HOWEVER, that in the event such date shall be a day that is not a Business Day, such payment shall be due on the first Business Day following.

     1.9 COMPUTATION OF INTEREST. Interest on each Loan shall be computed for the actual number of days elapsed on the basis of a 360-day year. The interest rate applicable to each Loan shall change simultaneously with each change in the Prime Rate.

     1.10 YIELD PROTECTION, ETC.

          (1) INCREASED COSTS. If (x) Regulation D of the Board of Governors of the Federal Reserve System, or (y) the adoption of any applicable law, treaty, rule, regulation or guideline, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank or its lending branch with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency,

               (1) shall subject Bank, its lending branch or any Loan to any tax, duty, charge, stamp tax, fee, deduction, withholding or other charge in respect of this Agreement, any Loan, the Note or the obligation of Bank to make or maintain any Loan, or shall change the basis of taxation of payments to Bank of the principal of or interest on any Loan or any other amounts due under this Agreement in respect of any Loan or its obligation to make or maintain any Loan (except for changes in the rate of tax on the overall net income of Bank imposed by the federal, state or local jurisdiction in which Bank's principal executive office or its lending branch is located);

               (2) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Bank; or

               (3) shall impose on Bank any penalty with respect to the foregoing or any other condition affecting this Agreement, any Loan, the Note or the obligation of Bank to make or maintain any Loan;

and the result of any of the foregoing is to increase the cost to (or to impose a cost on) Bank of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by Bank under this Agreement or under the Note with respect thereto, then Bank shall notify Borrower after it receives final notice of any of the foregoing and, within forty-five (45) days after demand by Bank (which demand shall be accompanied by a statement setting forth the basis of such demand), Borrower shall pay directly to Bank such additional amount or amounts as will compensate Bank for such increased cost or such reduction.

          (2) CAPITAL ADEQUACY. If, after the date hereof, either (i) the introduction of or any change in or change in the interpretation of any law or regulation or (ii) compliance by Bank with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by Bank or any corporation controlling Bank and Bank determines that the amount of such capital is increased solely by or solely based upon the existence of Bank's commitment to lend hereunder and other commitments of this type, then, upon demand by Bank, Borrower shall immediately pay to Bank, from time to time as specified by Bank, additional amounts sufficient to compensate Bank in the light of such circumstances, to the extent that Bank reasonably determines such increase in capital to be allocable to the existence of Bank's commitment to lend hereunder.

     1.11 DISCRETION OF BANK AS TO MANNER OF FUNDING. Notwithstanding any provision of this Agreement to the contrary, Bank shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it sees fit.

     1.12 INTEREST LAWS. Notwithstanding any provision to the contrary contained in this Agreement or the Other Agreements, Borrower shall not be required to pay, and Bank shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any of the Other Agreements, then in such event: (a) the provisions of this Paragraph shall govern and control; (b) Borrower shall not be obligated to pay any Excess Interest; (c) any Excess Interest that Bank may have received and/or that has been disbursed to Bank hereunder shall be, at Bank's option, (i) applied as a credit against the outstanding principal balance of Borrower's Liabilities or accrued and unpaid interest (not to exceed the maximum amount permitted by law),
(ii) refunded to the payor thereof, or (iii) any combination of the foregoing;
(d) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the Other Agreements shall be deemed to have been and shall be reformed and modified to reflect such reduction; and (e) Borrower shall not have any action against Bank for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of Borrower's Liabilities is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Borrower's Liabilities shall remain at the Maximum Rate until Bank shall have received the amount of interest which Bank would have received during such period on such Borrower's Liabilities had the rate of interest not been limited to the Maximum Rate during such period.

                                             4.  LOANS:  GENERAL TERMS

     1.13 PAYMENTS TO BANK. That portion of Borrower's Liabilities consisting of: (i) principal payable on account of the Loans made by Bank to Borrower pursuant to this Agreement shall be payable by Borrower to Bank as provided in the Revolving Note in respect of the Loans; (ii) costs, fees and expenses payable pursuant to this Agreement shall be payable by Borrower to Bank on demand; (iii) interest payable pursuant to this Agreement shall be payable by Borrower to Bank as provided in PARAGRAPH 4.1; and (iv) the balance of Borrower's Liabilities, if any, shall be payable by Borrower to Bank as and when provided in this Agreement or the Other Agreements.

     1.14 AUTOMATIC DEBIT. In order to cause timely payment to be made to Bank of all Borrower's Liabilities as and when due, Borrower hereby authorizes and directs Bank to debit the amount of such Borrower's Liabilities to any deposit account of Borrower designated for that purpose (including, without limitation, by increasing the principal balance due under the Loan).

     1.15 APPLICATION OF PAYMENT. Subject to PARAGRAPH 13.3 below and except as otherwise specified herein, Borrower shall, at the time of making each payment under this Agreement or the Revolving Note (whether by account debit, borrowing or otherwise), specify to Bank the Loan or other amounts payable by Borrower hereunder to which such payment is to be applied. In the event that it fails to so specify, or if an Event of Default has occurred and is continuing, Bank may allocate such payment in such manner as it may determine to be appropriate to satisfy the Borrower's Liabilities. All such payments shall be applied to the amounts due hereunder in the inverse order of their maturities.

     1.16 CONDITIONS PRECEDENT EVENTS. Each Loan made by Bank to Borrower at the request of Borrower, or in payment of amounts due hereunder or under the Note, issued for the account of Borrower pursuant to this Agreement or the Other Agreements shall in any event be subject to the following conditions precedent:
(i) there shall not then exist an Event of Default (as hereinafter defined) or any event or condition which with notice, lapse of time and/or the making of such Loan would constitute an Event of Default; (ii) the representations and warranties of Borrower contained in this Agreement shall be true and correct as of the date of such Loan with the same effect as though made on such date;
(iii) all of the covenants and agreements of Borrower in this Agreement, and all of the requirements of this Agreement with respect to such Loan, shall have been complied with; and (iv) there shall not have occurred, since the date of this Agreement, any material adverse change in the financial condition, results of operations or business of Borrower. Each Borrowing by Borrower hereunder shall be deemed a representation and warranty by Borrower that the foregoing conditions have been fulfilled as of the date of such Borrowing. Bank shall have received upon request a certificate signed by an Authorized Officer of Borrower dated the date of such requested Loan certifying satisfaction of the conditions specified in clauses (i)-(iv) of this PARAGRAPH 5.4.

     1.17 OFFSET. Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim Bank may otherwise have, Bank shall be entitled, at its option, to offset balances held by it for account of Borrower at any of its offices (other than accounts held by Borrower for which Borrower owes a duty or obligation to a Person other than an Affiliate), in United States Dollars or in any other currency, against any principal of or interest on any of Bank's Loans, or any other amount payable to such Bank hereunder, which is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify such Borrower thereof, provided that such Bank's failure to give such notice shall not affect the validity thereof.

     1.18 DISCRETIONARY DISBURSEMENTS. Bank, in its sole and absolute discretion, may immediately, upon notice to Borrower, disburse any or all proceeds of Loans made or available to Borrower pursuant to this Agreement and/or the Other Agreements to pay any fees, costs, expenses or other amounts required to be paid by Borrower hereunder and not so paid. All monies so disbursed by Bank shall be a part of Borrower's Liabilities, payable by Borrower on demand.

     1.19 CREDIT TERMINATION DATE, CONTINUANCE OF OBLIGATIONS, ETC. This Agreement, Bank's obligation to loan monies to Borrower, and Borrower's ability to borrow monies from Bank shall be in effect until the Termination Date. Notwithstanding the foregoing and until such date when Borrower's Liabilities shall be paid in full, Borrower's obligations hereunder and under the Other Agreements shall continue, interest shall continue to be paid in accordance with the foregoing, Bank shall be entitled to retain its security interest in the Collateral and Bank shall retain all of its rights and remedies under this Agreement.

     1.20 OVER-ADVANCES. If, at any time and for any reason, the aggregate amount of Borrower's Liabilities in respect of Loans outstanding hereunder exceeds the Revolving Credit Commitment (an "Over-Advance"), then Borrower shall immediately pay to Bank the amount of such Over-Advance. If such Over-Advance remains outstanding for more than five (5) Business Day, such Over-Advance shall constitute an Event of Default and until such Over-Advance is so repaid to Bank, the amount of such Over-Advance shall bear interest at the applicable Default Rate.

                                             5.  LOANS:  CONDITIONS TO LENDING

     1.21 INITIAL LOAN CONDITIONS PRECEDENT. In addition to those conditions set forth in PARAGRAPH 5.4 above with respect to all Loans and advances hereunder, prior to or contemporaneously with the making of the initial advance of funds, Bank's obligation to make any Loan is subject to the satisfaction of the following conditions precedent:

          (1) FEES AND EXPENSES. Borrower shall have paid all fees owed to Bank and reimbursed Bank for all expenses due and payable hereunder on or before the date hereof including, but not limited to, the fees provided for in PARAGRAPH 13.12 hereof.

          (2) DOCUMENTS. Unless otherwise agreed to by Bank, Bank shall have received the following documents, in form and substance satisfactory to Bank, and all of the transactions contemplated by each such document shall have been consummated or each condition contemplated by each such document shall have been satisfied:

               (1) RELATED DOCUMENTS. Executed originals of this Agreement as required by Bank and one original of the Revolving Note payable to Bank conforming to the requirements hereof duly executed by Borrower. The applicable Form UCC-1 financing statements related to the Collateral (as herein defined) shall have been filed in all jurisdictions that Bank deems necessary or advisable.

               (2) LEGAL OPINION. The legal opinion of counsel to Borrower and Borrower's Subsidiaries.

               (3) OFFICER'S CERTIFICATE. A certificate executed by the Senior Vice President of Borrower, stating that (A) no default or Event of Default has occurred and is continuing, (B) no material adverse change in the financial condition or operations of the business of Borrower has occurred since June 30, 1999 and (C) each condition precedent to the consummation of the Loans contemplated hereby has been met or satisfied.

               (4) INSURANCE POLICIES. Certificates from each insurance carrier of Borrower evidencing that all insurance policies and coverage required by PARAGRAPH 11.2(g) below are in effect, together with a lender's loss payable and additional insured endorsement.

               (5) CONSTITUENT DOCUMENTS. A copy of the Certificate or Articles of Incorporation or articles of organization, as applicable, for Borrower and each of Borrower's Subsidiaries, as applicable, certified by the Secretary of State of such entity's jurisdiction of incorporation, and a copy of Borrower's Bylaws, certified by the Secretary thereof, in each case together with all amendments, or such other documentation acceptable to Bank.

               (6) GOOD STANDING CERTIFICATES. A Good Standing Certificate or certificate of existence for Borrower and each of Borrower's Subsidiaries, as applicable, from the Secretary of State of such entity's jurisdiction of incorporation, and each state in which Borrower or such Subsidiary is required to be qualified to transact business as a foreign corporation.

               (7) RESOLUTIONS. Certified copies of resolutions or authorizations of the Board of Directors of Borrower and each Subsidiary of Borrower authorizing the execution and delivery of and the consummation of the transactions contemplated by this Agreement and the Other Agreements, as applicable, and all other documents or instruments to be executed and delivered in conjunction herewith and therewith by Borrower and each Subsidiary of Borrower.

               (8) INCUMBENCY CERTIFICATES. A certificate of the Secretary of Borrower and each Subsidiary of Borrower certifying as to the names of the officer or officers of Borrower and each Subsidiary of Borrower authorized to sign this Agreement and the Other Agreements, as applicable, in each case together with a sample of the true signature of each such individual.

               (9) GUARANTY AGREEMENTS. A Guaranty Agreement, substantially in the form of EXHIBIT C hereto, duly executed by each Subsidiary of Borrower (other than Apollo) in favor of Bank.

               (10) HYPOTHECATION AGREEMENT. A Hypothecation Agreement, substantially in the form of EXHIBIT E hereto, duly executed by each Subsidiary of Borrower (other than Apollo) in favor of Bank.

               (11) STOCK PLEDGE AGREEMENT. A Stock Pledge Agreement, substantially in the form of EXHIBIT D hereto, duly executed by each of Borrower, Prism Mortgage and Pacific Guarantee Mortgage Corp. in favor of Bank.

               (12) LIMITED LIABILITY COMPANY PLEDGE AGREEMENT. A Limited Liability Company pledge Agreement, substantially in the form of EXHIBIT F hereto, duly executed by Prism Mortgage and Prism/Apollo, Inc., in favor of Bank.

               (13) PAYOFF LETTER. Payoff Letters and UCC-3 Termination Statements from Cole Taylor Bank and such other lenders or creditors deemed necessary by Bank acknowledging the payoff of certain obligations to such lenders or creditors.

               (14) OTHER DOCUMENTS. Such other documents as Bank may reasonably request.

          (3) BANK'S REVIEW. The Bank's review of and satisfaction with the ownership, capital, corporate, organizational and legal structure of Borrower and each Subsidiary.

                                             6.  COLLATERAL:  GENERAL TERMS

     1.22 GRANT OF SECURITY INTEREST. To secure the prompt payment of Borrower's Liabilities and the prompt, full and faithful performance by Borrower of all of the provisions to be kept, observed or performed by Borrower, Borrower hereby pledges, transfers, delivers, grants and assigns to Bank, and grants to Bank, a security interest in and to and a first lien on all of Borrower's property of any kind or description, tangible or intangible, of whatever description, whether now existing and/or owned or hereafter arising and/or acquired, wherever located in the United States including, but not limited to, the following: (a) accounts (including, without limitation, all of Borrower's Accounts Receivable), chattel paper, contract rights, letters of credit, instruments and documents (sometimes hereinafter individually and collectively referred to as "Accounts"), and all goods whose sale, lease or other disposition by Borrower has given rise to Accounts and have been returned to or repossessed or stopped in transit by Borrower; (b) Inventory; (c) goods (other than Inventory) and Equipment; (d) General Intangibles; (e) monies, reserves, deposits, deposit accounts and interest or dividends thereon, securities, cash, cash equivalents and other property now or at any time or times hereafter in the possession or under the control of Bank or its bailee; (f) liens, guarantees and other rights and privileges pertaining to any of the foregoing; (g) all books, records and computer records in any way relating to the foregoing; (h) all other assets of Borrower whether real, personal, tangible or intangible or mixed, now existing or hereafter acquired, created, built or otherwise coming into being;
(i) all accessions, substitutions, renewals, improvements and replacements of and additions to the foregoing; and (j) all products and proceeds of the foregoing including, without limitation, proceeds of insurance policies insuring the same, but excluding, to the extent otherwise included, collateral pledged by Prism Mortgage in connection with the Warehouse Credit Agreement for the benefit of the lenders thereunder (all of the foregoing personal property and real property is hereinafter sometimes individually and sometimes collectively referred to as "Collateral"). Borrower shall make appropriate entries upon its financial statements and books and records disclosing Bank's security interest in the Collateral.

     1.23 PERFECTION OF SECURITY INTERESTS. Borrower shall execute and/or deliver to Bank, at any time and from time to time hereafter at the request of Bank, all agreements, instruments, financing statements, documents and other written matter (sometimes hereinafter individually and collectively referred to as "Supplemental Documentation") that Bank reasonably may request, in form and substance acceptable to Bank, to perfect and maintain perfected the security interest in the Collateral granted hereby and to consummate the transactions contemplated in or by this Agreement and the Other Agreements. Borrower, irrevocably, hereby makes, constitutes and appoints Bank (and all Persons designated by Bank for that purpose), during the existence of an Event of Default, as Borrower's true and lawful attorney and agent-in-fact to sign the name of such party on the Supplemental Documentation and to deliver the Supplemental Documentation to such Persons as Bank may reasonably elect. Borrower agrees that a carbon, photographic or photostatic copy or other reproduction of this Agreement or of any financing statement shall be sufficient as a financing statement.

     1.24 [INTENTIONALLY OMITTED].

     1.25 FIRST LIEN AND LOCATIONS OF COLLATERAL. Borrower warrants and represents to and covenants with Bank that: (a) as of the Closing Date, Bank's security interest in the Collateral is now and at all times hereafter shall be perfected and have a first priority other than Permitted Liens; (b) the offices and/or locations where Borrower keeps the Collateral consisting of personal property and books and records concerning the Collateral are at the locations specified on SCHEDULE 7.4 and Borrower shall not remove such books and records and/or the Collateral therefrom and shall not keep any of such books and records and/or the Collateral at any other office or location without the prior written consent of Bank; and (c) the addresses specified on SCHEDULE 7.4 include and designate Borrower's chief executive office, chief place of business and other offices and places of business and are Borrower's sole offices and places of business. Borrower, by written notice delivered to Bank at least thirty (30) days prior thereto, shall advise Bank of Borrower's opening of any new office or place of business or its closing of any existing office or place of business, and any new office or place of business shall be within the continental United States of America. There are no liens on the Collateral other than the lien of Bank pursuant hereto and Permitted Liens.

     1.26 CONSTRUCTIVE TRUST. Borrower shall receive, as the sole and exclusive property of Bank, and as trustee for Bank, all monies, checks, notes, drafts and all other payments for and/or proceeds of Collateral which come into the possession or under the control of Borrower (or any of its shareholders, directors, officers, employees, representatives or those Persons acting for or in concert with Borrower) and, during the existence of an Event of Default, immediately upon receipt thereof, Borrower shall remit the same (or cause the same to be remitted), in kind, to Bank for application to Borrower's Liabilities.

     1.27 APPLICATION OF PROCEEDS OF COLLATERAL. Upon the occurrence and during the continuance of an Event of Default, Bank, at any time or times in its sole and absolute discretion, may take control of, in any manner, and may endorse Borrower's name, as appropriate, to any of the items of payment or proceeds described in PARAGRAPH 7.5 above and, pursuant to the provisions of this Agreement, Bank may, in its sole and absolute discretion, apply the same to and on account of Borrower's Liabilities. For the purposes of this Paragraph, Borrower, irrevocably, hereby makes, constitutes and appoints Bank (and all persons designated by Bank for that purpose), during the existence of an Event of Default, as Borrower's true and lawful attorney and agent-in-fact with power, without notice to Borrower, to take any such actions.

     1.28 THIRD PARTY COLLATERAL CLAIMS. Bank, in its sole and absolute discretion, without waiving or releasing any Event of Default or obligation, liability, or duty of Borrower under this Agreement or the Other Agreements, may at any time or times hereafter, but shall be under no obligation to, pay, acquire and/or accept an assignment of any security interest, lien, encumbrance, or claim asserted by any Person against the Collateral. All sums paid by Bank in respect thereof and all costs, fees and expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto that are incurred by Bank on account thereof shall be part of Borrower's Liabilities payable by Borrower to Bank on demand.

     1.29 ADDITIONAL COLLATERAL. Bank may, in its sole and absolute discretion, during the existence of an Event of Default, retain as additional Collateral or release to Borrower, from time to time, such portion of the monies, reserves and/or proceeds received by Bank with respect to the Collateral as Bank may determine. All such monies, reserves, proceeds and other property of Borrower in the possession of Bank at any time or times hereafter are hereby pledged by Borrower to Bank as additional Collateral hereunder and must be applied by Bank on account of Borrower's Liabilities.

     1.30 NO CUSTOM OR WAIVER. No authorization given by Bank pursuant to this Agreement or the Other Agreements to sell any specified portion of Collateral or any items thereof, and no waiver of Bank in connection therewith, shall establish a custom or constitute a waiver of the limitation contained in this Agreement against such sales, with respect to any portion of the Collateral or any item thereof not covered by said authorization.

     1.31 SPECIAL COLLATERAL. Immediately upon receipt by Borrower of that portion of Collateral evidenced or secured by an agreement, letter of credit, instrument and/or document, including, without limitation, promissory note, documents of title and warehouse receipts ("Special Collateral"), Borrower shall mark the same to show that such Special Collateral is subject to a security interest in favor of Bank, and shall deliver the original thereof to Bank, together with appropriate endorsements, the documents required to draw thereunder (as may be relevant to letters of credit) and/or other specific evidence of assignment (in form and substance satisfactory to Bank).

                                             7.  COLLATERAL:  ACCOUNTS
RECEIVABLE

     1.32 ACCOUNT REPRESENTATIONS AND WARRANTIES. Except as otherwise disclosed by Borrower to Bank in writing, Borrower hereby warrants and represents to Bank with respect to the Accounts Receivable, but only to the extent they are Collateral, that (except as reflected in the financial statements of Borrower provided to Bank pursuant to Section 11.2(d) below): (a) they are genuine, are in all respects what they purport to be and are not evidenced by a judgment;
(b) they represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in the invoices and other documents with respect thereto, if any; (c) the amounts thereof are actually and absolutely owing and are not contingent for any reason; (d) there are no material set-offs, counterclaims or disputes existing or asserted with respect thereto and Borrower has not made any agreement with any Obligor thereof for any deduction therefrom except a regular discount allowed by Borrower in the ordinary course of its business for prompt payment; and
(e) Borrower has no knowledge of any fact or circumstance which would impair the validity or collectibility thereof.

     1.33 VERIFICATION OF ACCOUNTS RECEIVABLE. During the existence of an Event of Default, any of Bank's officers, employees or representatives shall have the right, in Bank's name or in the name of a nominee of Bank, to verify the validity, amount or any other matter relating to any Accounts Receivable by mail, telephone, telegraph or otherwise. All costs, fees and expenses relating thereto that are incurred by Bank (or for which Bank becomes obligated) shall be part of Borrower's Liabilities payable by Borrower to Bank on demand.

     1.34 ACCOUNT RESTRICTIONS. Unless Bank notifies Borrower in writing that Bank suspends any one or more of the following requirements, Borrower shall: (a) promptly upon Borrower's learning thereof, inform Bank in writing of any material delay in Borrower's performance of any of its obligations to any Obligor relating to Accounts Receivable in excess of $500,000 and of any assertion of any claims, offsets or counterclaims by any Obligor relating to Accounts Receivable in excess of $500,000 and of any allowances, credits and/or other monies granted by Borrower to any Obligor which exceed $500,000 in value; (b) not permit or agree to any material extension, compromise or settlement or make any change or modification of any material kind or nature with respect to any Accounts Receivable in excess of $500,000, including any of the terms relating thereto; and (c) promptly upon Borrower's receipt or learning thereof, furnish to and inform Bank of all material adverse information relating to the financial condition of any Obligor on Accounts Receivable in excess of $500,000.

     1.35 ENFORCEMENT OF RIGHT TO ACCOUNTS RECEIVABLE. During the existence of an Event of Default and acceleration of Borrower's Liabilities by Bank, Bank shall have the right, at any time or times in its sole and absolute discretion, without notice thereof to Borrower: (a) to notify any or all Obligors that the Accounts Receivable and Collateral have been assigned to Bank and that Bank has a security interest therein; (b) to direct such Obligors to make all payments due from them to Borrower upon the Accounts Receivable and Collateral directly to Bank; (c) to enforce payment of and collect, by legal proceedings or otherwise, the Accounts Receivable and Collateral in the name of Bank and Borrower; and (d) to take control, in any manner, of any item of payment or proceeds referred to in PARAGRAPH 7.5 above.

     1.36 APPOINTMENT AS ATTORNEY-IN-FACT. During the existence of an Event of Default, Borrower, irrevocably, hereby designates, makes, constitutes and appoints Bank (and all Persons designated by Bank) as Borrower's true and lawful attorney and agent-in-fact, with power, without notice to Borrower and at such time or times hereafter as Bank, in its sole and absolute discretion, may determine, in Borrower's or Bank's name: (a) to demand payment of the Accounts Receivable and Collateral; (b) to enforce payment of the Accounts Receivable and Collateral by legal proceedings or otherwise; (c) to exercise all of Borrower's rights and remedies with respect to the collection of the Accounts Receivable and Collateral; (d) to settle, adjust, compromise, extend or renew the Accounts Receivable and Collateral; (e) to settle, adjust or compromise any legal proceedings brought to collect the Accounts Receivable and Collateral; (f) to sell or assign the Accounts Receivable and Collateral upon such terms, for such amounts, and at such time or times as Bank deems advisable; (g) to discharge and release the Accounts Receivable and Collateral; (h) to take control, in any manner, of any item of payment or proceeds referred to in PARAGRAPH 7.5 above; (i) to prepare, file and sign Borrower's name on any Notice of Lien, Assignment, Satisfaction of Lien or similar document in connection with the Accounts Receivable and Collateral; (j) to prepare, file and sign Borrower's name on any Proof of Claim in Bankruptcy or similar document against any Obligor; (k) to do all acts and things necessary, in Bank's sole discretion, to fulfill Borrower's obligations under this Agreement; (l) to endorse the name of Borrower upon any of the items of payment or proceeds referred to in PARAGRAPH 7.5 above and to deposit the same to the account of Bank to and on account of Borrower's Liabilities; (m) to endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts Receivable and Collateral; and (n) to sign the name of Borrower to verifications of the Accounts Receivable and Collateral and notices thereof to Obligors.

                                             8.  COLLATERAL:  INVENTORY

     1.37 INVENTORY REPRESENTATIONS AND WARRANTIES.  With respect to the
Inventory: (a) Borrower shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (b) Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; and (c) Borrower shall keep the Inventory in good and marketable condition.

     1.38 ORDINARY COURSE SALES. Until the occurrence of an Event of Default, Borrower may sell and distribute Inventory to consumers in the ordinary course of business.

                                             9.  COLLATERAL:  EQUIPMENT

     1.39 EQUIPMENT REPRESENTATIONS AND WARRANTIES. Borrower hereby warrants and represents to Bank with respect to the Equipment that Borrower and each Subsidiary have good, indefeasible and merchantable title, free and clear of all Liens, claims and encumbrances, to and ownership of the Equipment used in its business except for Liens of Bank granted hereunder and Permitted Liens, and that Equipment shall be kept and/or maintained solely at the locations specified on SCHEDULE 7.4 or at other offices of Borrower or its Subsidiaries.

     1.40 MAINTENANCE. Borrower shall keep and maintain the Equipment in good operating condition and repair and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved, except where the failure to so maintain and preserve would not have a material adverse effect on the business, financial condition or operations of Borrower. Borrower shall not permit any material item of Equipment to become a fixture to real estate or accession to other personal property.

     1.41 EVIDENCE OF OWNERSHIP. Borrower, upon reasonable request by Bank, shall deliver to Bank any and all evidence of ownership of, including, without limitation, certificates of title to and applications for title to, any Equipment.

                                             10.  REPRESENTATIONS AND
WARRANTIES; COVENANTS;
                        INDEMNIFICATION; CONTINUING OBLIGATION

     1.42 REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower hereby represents and warrants to Bank as of the date hereof and, with respect to subsections (a) through (d) and subsections (f) through (dd) below, the date of disbursement of each Loan or advance hereunder, as follows:

          (1) EXISTENCE AND AUTHORITY. Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Borrower is duly qualified to do business and is in good standing under the laws of each state in which the ownership of its properties and the nature and extent of the activities transacted by Borrower makes such qualification necessary. Borrower has all requisite power and authority to conduct its activities as presently conducted, to own its properties and to perform its obligations under this Agreement.

          (2) AUTHORIZATION; NO CONFLICT. Except as set forth on SCHEDULE 11.1(b) hereto, the execution, delivery and performance by Borrower of this Agreement and the Other Agreements to which it is a party are within Borrower's organizational powers, have been duly authorized by all necessary corporate action and do not contravene (i) Borrower's Articles of Incorporation or By-laws, or (ii) any law or any contractual restriction binding on or affecting Borrower or its properties, and do not result in or require the creation of any Lien (except as may be created under this Agreement or the Other Agreements) upon or with respect to any of its properties.

          (3) NO APPROVAL. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower of this Agreement or any Other Agreement to which Borrower is a party.

          (4) VALIDITY AND BINDING NATURE. This Agreement is, and the Other Agreements to which Borrower is a party when delivered hereunder will be, legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

          (5) FINANCIAL STATEMENTS AND CONDITION. The financial statements and balance sheet (including the notes thereto) of Borrower as at June 30, 1999, and the related statements of income and equity and statements of cash flows of Borrower for the fiscal year then ended, are complete and correct and fairly present the financial condition of Borrower as at such date and the results of the operations of Borrower for the period ended on such date, in accordance with GAAP, and since the date of the last audited financial statements of Borrower, there has been no material adverse change in Borrower's financial condition, business, properties or operations. Except as set forth on SCHEDULE 11.1(e) hereto, Borrower has not on the date hereof, nor will have on the date of any Loan or advance made by Bank hereunder, any material contingent obligations, long-term leases or material forward or long-term commitments, which are not reflected in the financial statements (and the related notes thereto).

          (6) LITIGATION. There is no pending or, to the best knowledge of Borrower, threatened action, suit, inquiry, investigation, or proceeding affecting, directly or indirectly, Borrower or any Subsidiary before any court, governmental agency or arbitrator, in any case, (i) which may materially and adversely affect the financial condition or operation of Borrower, (ii) which seeks to restrain or would otherwise have a material adverse effect on the transactions contemplated herein, or (iii) which would affect the validity or enforceability of this Agreement or the Other Agreements.

          (7) SECURITIES TRANSACTION. No proceeds of any Loan or advance made by Bank to Borrower hereunder will be used to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

          (8) REGULATION U. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loan or advance made by Bank to Borrower hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

          (9) ERISA TERMINATION EVENT AND FUNDING. No ERISA Termination Event has occurred nor is expected to occur with respect to any Plan, and all Plans, to the extent governed by ERISA, meet the minimum funding standards of
Section 302 of ERISA.

          (10) WITHDRAWAL LIABILITY AND REPORTABLE EVENTS. Neither Borrower nor any ERISA Affiliate has incurred, or expects to incur, any withdrawal liability under Section 4201 of ERISA to any Multiemployer Plan. No Reportable Event (as defined in ERISA) has occurred with respect to any Plan.

          (11) TAXES. Borrower has filed all tax returns (federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, other than such taxes that Borrower or such Subsidiary is contesting in good faith by appropriate legal proceedings and proper reserves therefor have been established on the books of Borrower or such Subsidiary.

          (12) LIENS. There are no Liens upon or with respect to any of the properties of Borrower or any Subsidiary or Collateral or any right to receive revenues of Borrower or any Subsidiary or Collateral other than (i) Liens arising under this Agreement, and (ii) Permitted Liens.

          (13) CONFLICTS. Other than the Warehouse Credit Agreement, neither Borrower nor any Subsidiary of Borrower is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument (including corporate charters) which is likely to have a material adverse effect on the ability of Borrower to perform its obligations under this Agreement or the Other Agreements or which would restrict or otherwise limit the incurring of the Debt represented by this Agreement and the Other Agreements.

          (14) ENVIRONMENTAL MATTERS.  Except as disclosed on SCHEDULE 11.1(n),

               (1) the operations of Borrower and each Subsidiary of Borrower (including, without limitation, all operations and conditions at or in the Facilities) comply in all material respects with all Environmental Laws;

               (2) Borrower has obtained or has timely applied for all Governmental Authorizations under Environmental Laws necessary to its operations, if any, and all such Governmental Authorizations as have been obtained are in good standing, and Borrower is in compliance with all terms and conditions of such Governmental Authorizations;

               (3) Borrower has not received from any Person (A) any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of any Hazardous Materials or (B) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section
     9604) or comparable state laws, and none of the operations of Borrower or any Subsidiary of Borrower is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a Release or threatened Release of any Hazardous Materials at any Facility or at any other location;

               (4) the operations of neither Borrower nor any Subsidiary of Borrower are subject to any investigation or judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws;

               (5) neither Borrower nor its Facilities or operations is subject to any outstanding written order or agreement with any governmental authority or private party relating to (a) any Environmental Laws or
     (b) any Environmental Claims;

               (6) neither Borrower nor any Subsidiary of Borrower has contingent liability in connection with any Release or threatened Release of any Hazardous Materials;

               (7) neither Borrower nor any predecessors thereof have filed any notice under any Environmental Law indicating past or present treatment, storage, disposal or Release of Hazardous Materials at any Facility except in accordance with Environmental Laws, and the operations of Borrower do not involve the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;

               (8) no Hazardous Material exists on, under or about any Facility in a manner that is likely to give rise to an Environmental Claim and neither Borrower nor any Subsidiary of Borrower has filed any notice or report of a Release of any Hazardous Materials that is reasonably likely to give rise to an Environmental Claim;

               (9) Borrower has not disposed of any Hazardous Materials in a manner that is likely to give rise to an Environmental Claim;

               (10) no underground storage tanks or surface impoundments are on or at any Facility; and

               (11) no lien in favor of any Person for (a) any liability under any Environmental Laws or (b) damages arising from or costs incurred by such Person in response to a Release or threatened Release has been filed or has been attached to any Facility.

          (15) INVESTMENT COMPANY ACT. Borrower is not an "investment company" or a company "controlled by an investment company," within the meaning of the Investment Company Act of 1940, as amended.

          (16) COMPLIANCE WITH LAWS. Borrower is in material compliance with all laws, orders, regulations and ordinances of all federal, foreign, state and local governmental authorities binding upon or affecting the business, operation or assets of Borrower including, without limitation, zoning or other ordinances relating to permissive nonconforming uses of property.

          (17) OTHER AGREEMENTS. Borrower makes each of the representations and warranties of Borrower contained in the Other Agreements to which Borrower is a party operative and applicable for the benefit of Bank as if the same were set forth at length herein.

          (18) MILLENNIUM COMPLIANCE. Borrower and its Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by Borrower and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999), and have made related appropriate inquiry of material suppliers, vendors and customers. Based on such review and program, Borrower believes that the "Year 2000 Problem" will not have a material adverse effect on Borrower or its Subsidiaries. From time to time, at the request of Bank, Borrower and its Subsidiaries shall provide to Bank such updated information or documentation as is requested regarding the status of their efforts to address the Year 2000 Problem.

          (19) SUBSIDIARIES. Except as disclosed on SCHEDULE 11.1(s), Borrower has no Subsidiaries.

          (20) INTELLECTUAL PROPERTY. Borrower owns, is licensed under, or otherwise has the rights to, all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted that are material to the condition (financial or other), business or operations of Borrower (collectively, "Intellectual Property"), and all such Intellectual Property is identified on SCHEDULE 11.1(t) and fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances. Except as disclosed in SCHEDULE 11.1(t), no material claim has been asserted by any Person with respect to the use of any Intellectual Property, or challenging or questioning the validity or effectiveness of any Intellectual Property. Except as disclosed in

SCHEDULE 11.1(t), the use of such Intellectual Property by Borrower does not infringe on the rights of any Person.

          (21) LABOR. None of the employees of Borrower are subject to any collective bargaining agreement, and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal employment opportunity proceedings, wage payment or material unemployment compensation proceedings, material worker's compensation proceedings or other material labor or employee-related controversies pending or threatened involving Borrower and any of its employees, except for any of the foregoing which would not in the aggregate have a material adverse effect on the financial condition, results of operations or business of Borrower.

          (22) SOLVENCY. Borrower and each Subsidiary of Borrower have capital sufficient to carry on their business and transactions and all businesses and transactions in which they are about to engage and are solvent and able to pay their debts as they mature, and Borrower owns property the fair saleable value of which is greater than the amount required to pay Borrower's indebtedness. No transfer of property is being made and no Debt is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Borrower.

          (23) TITLE. Borrower has good, indefeasible and merchantable title to and ownership of the Collateral, free and clear of all Liens, claims, security interests and other encumbrances except for the Liens of Bank granted hereunder and Permitted Liens.

          (24) CORPORATE NAMES. Except as disclosed on SCHEDULE 11.1(x), Borrower has no assumed corporate names and is not doing business under any other corporate name.

          (25) OPTIONS. No person, corporation, partnership, association or other entity has any option to acquire ownership of the Collateral or any portion thereof, other than Inventory of Borrower sold in the ordinary course of Borrower's business.

          (26) DEBT. As of the date of this Agreement, Borrower has no Debt except for the permitted Debt set forth in SCHEDULE 11.3(e) hereof.

          (27) INSURANCE. SCHEDULE 11.1(aa) sets forth a complete and accurate list of all policies of insurance that will be in effect as of the Closing Date for Borrower. Borrower is adequately insured under such policies, no notice of cancellation has been received with respect to such policies, and Borrower is in compliance with all conditions contained in such policies.

          (28) STOCK AND RELATED MATTERS. The authorized capital stock of each Subsidiary pursuant to each Subsidiary's respective Articles of Incorporation and By-Laws, as of the Closing Date, is described on SCHEDULE 11.1(bb). As of the Closing Date, no other shares of any Subsidiary's Stock are authorized, issued or outstanding. As of the Closing Date, the ownership of each of Borrower's Subsidiary's Stock is as set forth on SCHEDULE 11.1(bb). As of the Closing Date, except as set forth on SCHEDULE 11.1(bb) hereto or on the Borrower's Financial Statements, no Subsidiary is subject to any obligation, option, warrant, put or call right (contingent or otherwise) to repurchase, issue, acquire or retire any of its Stock. As of the Closing Date, all of the outstanding shares of Stock of each Subsidiary of Borrower are validly issued, fully paid and nonassessable. Neither Borrower nor any Subsidiary has violated any applicable federal or state securities laws in connection with the offer, sale or issuance of its Stock. As of the Closing Date, there are no agreements between any parties with respect to the voting or transfer of any Borrower's Subsidiary's Stock.

          (29) ACCURACY OF INFORMATION. All factual information heretofore or contemporaneously furnished by or on behalf of Borrower and each Subsidiary of Borrower to Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby (excluding projections and factual information superseded or replaced prior to the date hereof) is, and all other factual information (taken as a whole) hereafter furnished by or on behalf of Borrower to Bank will be, true and accurate in every material respect on the date as of which such information is dated or certified, and Borrower has not omitted and will not omit any material fact necessary to prevent such information from being false or misleading.

     1.43 AFFIRMATIVE COVENANTS. At all times prior to the Termination Date and thereafter for so long as any amounts are due or owing to Bank hereunder, Borrower hereby covenants and agrees that it will, unless Bank otherwise consents in writing:

          (1) EXISTENCE, ETC. Do or cause to be done all things necessary to preserve and maintain Borrower's and each Subsidiary's existence in good standing.

          (2) COMPLIANCE WITH LAWS, ETC. Comply with all applicable present and future laws, rules, ordinances, regulations and orders including, without limitation, laws, rules, ordinances, regulations and orders material to the operation and maintenance of Borrower's and each Subsidiary's business.

          (3) PAYMENT OF TAXES AND OTHER CLAIMS. Pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material Charges levied or imposed upon Borrower or upon the income, profits or property of Borrower and each Subsidiary, PROVIDED, HOWEVER, that Borrower shall not be required to pay or discharge or cause to be paid or discharged any such Charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings to the extent adequate reserves have been established on the books of Borrower.

          (4) REPORTING REQUIREMENTS. Maintain a system of accounting in accordance with GAAP consistently applied with respect to all dealings or transactions in relation to its business and activities, and Borrower shall furnish to Bank the following (collectively, the "Borrower's Financial Statements"):

               (1) As soon as possible and in any event within ten (10) days after the occurrence of an Event of Default or any event which, with the giving of notice, lapse of time, or both, would constitute an Event of Default, the statement of an Authorized Officer setting forth details of such Event of Default or event and the action which Borrower has taken or proposes to take to cure the same;

               (2) As soon as available and in any event within thirty (30) days after the end of each month which is not the last month of a fiscal quarter of Borrower, beginning with the month ending October 31, 1999, an internally prepared consolidated balance sheet of Borrower and its Subsidiaries as at the end of such month setting forth in each case in comparative form the figures for the corresponding month and the corresponding portion of the previous fiscal year, including management's discussion and analysis for Borrower, all in reasonable detail and certified (subject to normal year-end adjustments) as to fairness of presentation, in accordance with GAAP, by the Chief Financial Officer of Borrower;

               (3) As soon as available, copies of the periodic Form 10-Q quarterly report or comparable successor report filed by Borrower with the Securities and Exchange Commission or any successor agency; PROVIDED, HOWEVER, that if such report is not made available within forty-five (45) days after the end of each of the first three quarterly accounting periods in each fiscal year of Borrower, Borrower shall immediately deliver to Bank an internally prepared balance sheet of Borrower and its Subsidiaries on a consolidated and consolidating basis as at the end of such quarter and the related statements of operations and statements of cash flows of Borrower and its Subsidiaries on a consolidated and consolidating basis for such quarter and for the portion of the fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous fiscal year, all in reasonable detail and certified (subject to normal year-end adjustments) as to fairness of presentation, in accordance with GAAP (other than footnotes thereto), by an Authorized Officer or Controller (if such Controller is a corporate officer) of Borrower;

               (4) As soon as available, copies of the Form 10-K Annual Report or comparable successor report filed by Borrower with the Securities and Exchange Commission or any successor agency; PROVIDED, HOWEVER, that if such report is not made available within ninety (90) days after the end of each fiscal year of Borrower, a consolidated and consolidating balance sheet and the related statements of consolidated and consolidating net earnings and stockholders' equity and consolidated and consolidating statements of cash flows of Borrower as of the end of such fiscal year, fairly and accurately presenting the financial condition of Borrower as at such date and the results of operations of Borrower for such fiscal year and setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP consistently applied, and audited (without qualification) by independent certified public accountants acceptable to Bank, and accompanied by any management letter prepared by said accountant;

               (5) Concurrently with the delivery of the reports and/or financial statements referred to in SUB-PARAGRAPH (ii), a compliance certificate duly completed and executed by both the Chairman of the Board or President and the Chief Financial Officer of Borrower in the form of EXHIBIT B hereto (a) stating that Borrower has observed and performed all of its covenants and other agreements and satisfied every condition contained in this Agreement, the Note and all Other Agreements to which Borrower is a party to be observed, performed or satisfied by it and that such officer has no knowledge of any Event of Default except as specified in such certificate, (b) stating that, to the best of such officer's knowledge, all such financial statements are complete and correct in all respects and have been prepared in accordance with GAAP consistently applied throughout the periods reflected therein, and
     (c) showing calculations of compliance with the financial covenants set forth in PARAGRAPH 11.2(f) below;

               (6) Promptly upon receipt and, in any event, within fifteen (15) days after receipt thereof, copies of all auditors' letters to management and management's response thereto pertaining to the balance sheet and related financial statements of Borrower and its Subsidiaries;

               (7) As soon as possible and in any event (i) within thirty (30) days after Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Termination Event described in clause (i) of the definition of ERISA Termination Event with respect to any Plan has occurred and
     (ii) within ten (10) days after Borrower or any ERISA Affiliate knows or has reason to know that any other ERISA Termination Event with respect to any Plan has occurred, a statement of the Chief Financial Officer (or designee) of Borrower describing such ERISA Termination Event and the action, if any, which Borrower, or any such ERISA Affiliate, proposes to take with respect thereto;

               (8) Promptly and in any event within fifteen (15) Business Days after receipt thereof by Borrower or any ERISA Affiliate from the PBGC, copies of each notice received of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan; and

               (9) Promptly and in any event within fifteen (15) Business Days after receipt thereof by Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received concerning the imposition or amount of withdrawal liability which has been assessed pursuant to Section 4202 of ERISA;

               (10) Within fifteen (15) Business Days after notice to Borrower of the commencement thereof, notice, in writing, of any action, suit, arbitration or other proceeding instituted, commenced or threatened against or affecting Borrower or any Subsidiary with an amount in controversy in excess of $500,000;

               (11) At Bank's request, Borrower's federal, state and local tax returns as soon as said returns are completed in the form said returns will be filed with the Internal Revenue Service and any state or local department of revenue or taxing authority;

               (12) Promptly upon their becoming available, copies of (A) all registration statements and regular periodic reports which Borrower shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange and (B) all financial statements, reports and proxy statements so mailed; and

               (13) such other information respecting the condition or operations, financial or otherwise, of Borrower and its Subsidiaries as Bank may from time to time reasonably request.

          (5)  ENVIRONMENTAL DISCLOSURE AND INSPECTION.

               (1) Exercise due diligence in order to comply with all Environmental Laws and promptly take any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation, Release or threatened Release of any Hazardous Materials on, under or about any Facility in order to comply with all applicable Environmental Laws and Governmental Authorizations.

               (2)  Promptly advise Bank in writing and in reasonable detail of
     (A) any Release of any Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (B) any and all written communications with respect to Environmental Claims or any Release of Hazardous Material required to be reported to any federal, state or local governmental or regulatory agency, (C) any remedial action taken by Borrower or any other Person in response to (1) any Hazardous Material on, under or about any Facility, the existence of which is reasonably likely to give rise to an Environmental Claim, or (2) any Environmental Claim that could have a material adverse effect on Borrower, (D) Borrower's or any Subsidiary's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, and (v) any request for information from any governmental agency indicating that such agency has initiated an investigation as to whether Borrower or any Subsidiary may be potentially responsible for a Release or threatened Release of Hazardous Materials.

               (3) Promptly notify Bank of (A) any acquisition of stock, assets, or property by Borrower or any Subsidiary that reasonably could be expected to expose Borrower or any Subsidiary to, or result in, Environmental Claims that could have a material adverse effect or that could be expected to have a material adverse effect on any Governmental Authorization then held by Borrower or any Subsidiary, and (B) any proposed action outside of the normal course of business to be taken by Borrower or any Affiliate to commence industrial or other operations that could subject Borrower or any Subsidiary to additional laws, rules or regulations, including, without limitation, laws, rules and regulations requiring additional environmental permits or licenses.

          (6)  FINANCIAL COVENANTS.  Maintain the following financial covenants:

               (1) Borrower shall maintain a Leverage Ratio, at all times, measured as of each month end, of not more than 12.0 to 1.0.

               (2) Borrower shall maintain Tangible Net Worth, at all times, measured as of each month end, of at least: (A) $13,000,000, PLUS (B) the sum of the Applicable Equity Retention Amounts (as defined below) for each Equity Infusion (as defined below), plus (C) seventy-five percent (75%) of the sum of Prism Mortgage's positive net income (determined in accordance with GAAP) earned after December 31, 1998, less (D) an amount equal to the dividends paid to Prism Mortgage's shareholders with respect to fiscal quarters ending after December 31, 1998, solely for purposes of providing Prism Mortgage's shareholders with dividends in an amount sufficient to allow them to pay their state and federal income taxes on all taxable income allocated to them as shareholders of Prism Mortgage for such periods, provided that Prism Mortgage was a corporation qualifying under subchapter S of the Code at the time of such dividends. The "Applicable Equity Retention Amount" shall mean fifty percent (50%) of the amount of the Equity Infusion. "Equity Infusion" shall mean the sum of the net proceeds of any sale or issuance of Prism Mortgage's stock by Prism Mortgage and any other equity contributions made to the capital of Prism Mortgage after December 31, 1998.

               (3) Notwithstanding any other provisions contained herein, Borrower will not permit the aggregate amount of Advances by Borrower to Apollo to at any time exceed $1,000,000, PLUS the amount of any distributions made to Borrower due to its status as a member of Apollo during the twelve (12) months immediately preceding the date of determination.

               (4) At least once during each semi-annual (six (6) month) period, pay all principal and interest outstanding hereunder, and not reborrow hereunder for a period of at least ten (10) consecutive days.

          (7)  INSURANCE.

               (1) At its sole cost and expense, keep and maintain business interruption insurance and public liability and property damage insurance relating to its business and properties and their ownership and use of the Collateral. All such policies of insurance shall be in form and with insurers recognized as adequate by prudent business persons and all such policies shall be in amounts no less than such policies set forth on
     SCHEDULE 11.1(bb) or as otherwise may be reasonably satisfactory to Bank. Borrower shall deliver to Bank the original (or a certified copy) of each policy of insurance, or a certificate of insurance, and evidence of payment of all premiums for each such policy on or prior to the date of this Agreement. Such policies shall: (A) contain a lender's loss payable clause naming Bank as lender's loss payee and additional insured as its interest may appear; (B) be accompanied by a lender's loss payable clause endorsement, executed by the applicable insurer, in form and substance acceptable to Bank; and (C) provide that the insurance companies will give Bank at least thirty (30) days' written notice before any such policy or policies of insurance shall be altered or canceled.

               (2) In the event Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto (the "Insurance Coverage"), then Bank after giving five (5) days' prior notice to Borrower, without waiving or releasing any obligation or Event of Default by Borrower hereunder, may at any time or times thereafter (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Bank deems advisable. All sums so disbursed by Bank, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be part of Borrower's Liabilities, payable by Borrower to Bank on demand. Borrower authorizes Bank, in Bank's sole discretion, to cause such sums to be paid by making an advance in the amount thereof to Borrower under the Revolving Credit Commitment and paying the proceeds thereof to Bank. In the event Borrower, at any time, fails to provide Bank with evidence of the Insurance Coverage as required by this Agreement, Bank may, upon 5 days prior written notice to Borrower, purchase the Insurance Coverage at Borrower's expense to protect Bank's interests in the Collateral. Such insurance may, but need not, protect Borrower's interests, and Bank shall be under no obligation to so protect Borrower's interests. The Insurance Coverage that Bank purchases on behalf of Borrower may not pay any claim that Borrower makes or any claim that is made against Borrower in connection with the Collateral. Borrower may later cancel any Insurance Coverage purchased by Bank, but only after providing Bank with evidence that Insurance Coverage has been obtained as provided for in this Agreement. In the event Bank purchases all or any portion of the Insurance Coverage for the Collateral or as otherwise required hereunder, Borrower will be responsible for all costs and expenses of such Insurance Coverage, including, but not limited to, interest and any other charges imposed by Bank in connection with the purchase of the Insurance Coverage, until the effective date of the cancellation or expiration of the Insurance Coverage. The costs and expenses of any Insurance Coverage purchased by Bank shall be added to Borrower's Obligations. Borrower acknowledges that the cost of the Insurance Coverage purchased by Bank pursuant hereto may be more than the cost of insurance Borrower may be able to obtain on its own. Borrower shall deliver to Bank, in kind, all instruments representing proceeds of insurance received by Borrower. Bank may apply any insurance proceeds received at any time to the cost of repairs to or replacement of any portion of the Collateral and/or, at Bank's option, to payment of or as security for any of the Obligations, whether or not due, in any order or manner as Bank determines.

          (8) LEASES. Maintain and comply with all leases covering the Collateral used by Borrower, including, without limitation, the leases related to any leased property, in accordance with their terms so as to prevent any default thereunder which may result in the exercise or enforcement of any landlord's or other lien against Borrower.

          (9) UNION CONTRACTS. Provide Bank with copies of all executed collective bargaining agreements or other union contracts, if any, in effect as of the date hereof and all additions, modifications or amendments thereto and provide Bank with evidence of the renewal of any such agreements or contracts prior to their expiration.

          (10) GUARANTY AGREEMENTS. Provide Bank with a Guaranty Agreement duly executed by any current or future, direct or indirect, wholly owned Subsidiary, or any Subsidiary engaged in mortgage origination activities in which Borrower holds an ownership interest of eighty percent (80%) or greater, substantially in the form of EXHIBIT C hereto.

          (11) STOCK PLEDGE AGREEMENTS. Provide Bank with a Stock Pledge Agreement, duly executed by each of Borrower and any Subsidiary of Borrower, upon Borrower or any Subsidiary of Borrower acquiring the stock of any other company, substantially in the form of EXHIBIT D hereto.

          (12) HYPOTHECATION AGREEMENTS. Provide Bank with a Hypothecation Agreement, duly executed by Borrower's current and future wholly owned Subsidiaries, or Subsidiaries engaged in mortgage origination activities in which Borrower directly or indirectly holds an ownership interest of eighty percent (80%) or greater, substantially in the form of EXHIBIT E hereto.

          (13) INTER-COMPANY TRANSFERS. Make any loans, transfers or advances of funds to, or borrow any funds from, any Affiliate of Borrower (other than Subsidiaries of Borrower).

          (14) LIMITED LIABILITY COMPANY PLEDGE AGREEMENTS. Provide Bank with a Limited Liability Company Pledge Agreement, duly executed by each of Borrower and any Subsidiary of Borrower, upon Borrower or any Subsidiary of Borrower acquiring a membership interest in any limited liability company, substantially in the form of EXHIBIT F hereto.

          (15) PLEDGE OF OTHER OWNERSHIP INTERESTS. Provide Bank with a pledge agreement, in form and substance acceptable to Bank, pledging Borrower's investment, or the investment by any Subsidiary of Borrower, in any partnership, joint venture or other entity not covered by subsection (k) or (n) above.

     1.44 NEGATIVE COVENANTS. Prior to the later to occur of the Termination Date and thereafter for so long as any amount is due or owing to Bank hereunder, unless Bank shall otherwise consent in writing, Borrower shall not:

          (1) LIENS, ETC. Create or suffer to exist any Lien, other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its Collateral and properties, whether now owned or hereafter acquired, or assign any right to receive income, in each case to secure or provide for the payment of any Debt of any Person, except for the permitted Liens set forth on SCHEDULE 11.3(a) ("Permitted Liens").

          (2) MAINTAIN EXISTENCE, MERGER, ETC. (i) Dissolve or liquidate or amend or modify its Articles of Incorporation; or (ii) convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) any Collateral (whether now owned or hereafter acquired) to any Person (other than sales of Inventory in the ordinary course of business); or
(iii) together with one or more Affiliates convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets of Borrower and such Affiliates (whether now owned or hereafter acquired) to any Person; or
(iv) engage in any transaction, or enter into any joint venture or become a partner in any partnership unless Borrower pledges such acquired interest to Bank as provided herein or as otherwise acceptable to Bank; or (v) merge or consolidate with any Person other than another Subsidiary of Borrower.

          (3) SALE AND LEASE-BACK. Enter into any arrangement with any Person or to which such Person is a party providing for the leasing by Borrower or any Affiliate of any principal asset which has been or is to be sold or transferred by Borrower or such Affiliate to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Borrower or such Affiliate, other than sales or transfers between Borrower and any Affiliate or a lease for a temporary period not to exceed twelve (12) months.

          (4)  CHANGE OF CONTROL.  Permit any Change of Control to occur.

          (5) DEBT. Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Debt, except for Subordinated Debt, and the permitted Debt set forth on SCHEDULE 11.3(e).

          (6) INVESTMENTS OR LOANS. Make or permit to exist investments or loans not permitted by the Warehouse Credit Agreement.

          (7) GUARANTIES. Guaranty, endorse or otherwise in any way directly, indirectly or contingently become liable for the obligations or liabilities of any other Person (other than any Subsidiary of Borrower), except endorsements of negotiable instruments for collection in the ordinary course of business.

          (8) STOCK AND DIVIDENDS. Redeem, retire, purchase or otherwise acquire, directly or indirectly, any Stock of Borrower or any Stock of any Subsidiary or other evidence of ownership interest, or declare or pay dividends or distributions upon any Stock of Borrower or make any distribution of Borrower's property or assets.

          (9) TRANSACTIONS WITH AFFILIATES OR INSIDERS. Enter into, or be a party to, any transaction with any Affiliate, stockholder or member of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms which are fully disclosed to Bank and are no less favorable to Borrower than Borrower would obtain in a comparable arm's-length transaction with a Person not an Affiliate, stockholder or member of Borrower, as applicable.

          (10) CAPITAL STRUCTURE AND LINE OF BUSINESS. Make any change in any Subsidiary's capital structure or engage in any line of business not related to diversified financial services.

          (11) PREPAYMENT OR MODIFICATION OF DEBT. Make any prepayments of Debt (except as permitted or required hereunder) or enter into or modify any agreement pursuant to which the terms of payment of any Debt are amended or modified.

          (l) INTER-COMPANY TRANSFERS. Make any loans, transfers or advances of funds to, or borrow any funds from, any Affiliate of Borrower (other than Subsidiaries of Borrower).

                                             11.  DEFAULT

     1.45 EVENTS OF DEFAULT. The occurrence of any one of the following events shall constitute a default ("Event of Default") by Borrower under this
Agreement: (a) if Borrower or any Subsidiary fails or neglects to perform, keep or observe any covenant or agreement contained in this Agreement or in the Other Agreements (other than failure to pay Borrower's Liabilities, which is governed by subsection (c) below) which is required to be performed, kept or observed by Borrower or such Subsidiary for a period of 30 consecutive days after notice thereof from Bank; (b) if any representation or warranty made by Borrower or any Subsidiary herein or in any Other Agreement is breached or is false or misleading in any material respect, or any exhibit, schedule, certificate, financial statement, report, notice or other writing furnished by Borrower or any of its Subsidiaries, partners, shareholders, directors, officers, employees, managers, members or representatives to Bank is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified; (c) if Borrower fails to pay Borrower's Liabilities when due and payable or declared due and payable for a period of five (5) consecutive days; (d) if a Default occurs under the Warehouse Credit Agreement, and the Obligations (as defined therein) are accelerated pursuant to Section 8.6 of the Warehouse Credit Agreement); (e) if any of the Collateral is attached, seized, subjected to a writ or distress warrant or is levied upon, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not terminated or dismissed within sixty (60) days thereafter; (f) if a petition under any section or chapter of the Bankruptcy Reform Act of 1978, as amended, or any similar law or regulation shall be filed by Borrower or any Subsidiary or if Borrower or any Subsidiary shall make an assignment for the benefit of its creditors or if any case or proceeding is filed by Borrower or any Subsidiary for its dissolution or liquidation; (g) if Borrower or any Subsidiary is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs, for a period of thirty (30) days, which is not covered by insurance, or if a petition under any section or chapter of the Bankruptcy Reform Act of 1978, as amended, or any similar law or regulation is filed against Borrower or any Subsidiary or if any case or proceeding is filed against Borrower for its dissolution or liquidation and such injunction, restraint or petition is not dismissed or stayed within sixty (60) days after the entry or filing thereof;
(h) if an application is made by Borrower or any Subsidiary for the appointment of a receiver, trustee or custodian for any of Borrower's or any Subsidiary's assets; (i) if an application is made by any Person other than Borrower or any Subsidiary for the appointment of a receiver, trustee or custodian for the Collateral of Borrower or any Subsidiary and the same is not dismissed within sixty (60) days after the application therefor; (j) if a notice of lien, levy, or assessment is filed of record with respect to all or any of the Collateral by the United States or any department, agency or instrumentality thereof or by any state, county, municipal or other governmental agency, including without limitation the PBGC, or if any taxes or debts owing at any time or times thereafter to any one of them becomes a lien or encumbrance upon any of the Collateral and the same is not released within sixty (60) days after the same becomes a lien or encumbrance in excess of $1,000,000; (k) if Borrower or any Subsidiary becomes insolvent or is unable generally to pay its debts as they become due; (l) if Borrower or any Subsidiary is in default in the payment of Debt in an amount aggregating in excess of $2,000,000 (m) the appointment of a conservator for all or any portion of the Collateral; (n) the occurrence of a material breach, default or event of default under any agreement, instrument and/or document executed and delivered by any Person to Bank pursuant to which such Person has guaranteed to Bank the payment or collection of Borrower's Liabilities and/or has granted to Bank a security interest or lien in and to some or all of such Person's real and/or personal property to secure the payment of Borrower's Liabilities; (o) the occurrence of a material breach, a default or an event of default by Borrower or any Subsidiary under any of the Other Agreements; or (p) any guaranty of Borrower's Liabilities shall be terminated, curtailed or restricted in scope without Bank's consent.

     1.46 CUMULATIVE REMEDIES. All of Bank's rights and remedies under this Agreement and the Other Agreements are cumulative and nonexclusive.

     1.47 ACCELERATION AND TERMINATION OF LOANS. Upon the occurrence and during the continuance of an Event of Default, (a) upon notice by Bank to Borrower, Borrower's Liabilities shall be immediately due and payable, unless there shall have occurred an Event of Default under subparagraphs 12.1(d),
(e), (f), (g), (h), (i), (k) or (m), in which case Borrower's Liabilities shall automatically become due and payable without notice or demand, and (b) without notice by Bank to or demand by Bank of Borrower, Bank shall have no further obligation to and may then forthwith cease advancing monies and extending credit to or for the benefit of Borrower under this Agreement and the Other Agreements.

     1.48 RIGHTS OF SECURED CREDITOR. Upon an Event of Default, Bank, in its sole and absolute discretion, may: (a) exercise any one or more of the rights and remedies accruing to a secured party under the Uniform Commercial Code of the relevant state or states and any other applicable law upon default by a debtor; (b) enter, with or without process of law and without breach of the peace, any premises where the Collateral or the books and records of Borrower related thereto are or may be located, and without charge or liability to Bank therefor seize and remove the Collateral (and copies of Borrower's books and records in any way relating to the Collateral) from said premises and/or remain upon said premises and use the same (together with said books and records) for the purpose of collecting, preparing and disposing of the Collateral, and Borrower hereby grants Bank a security interest in said books and records for the purpose above stated; and (c) sell or otherwise dispose of the Collateral at public or private sale for cash or credit, provided, however, that Borrower shall be credited with the net proceeds of such sale only when such proceeds are actually received by Bank pursuant to PARAGRAPH
13.1 hereof.

     1.49 ASSEMBLY OF COLLATERAL; INJUNCTIVE RELIEF. Upon an Event of Default, Borrower, immediately upon demand by Bank, shall assemble the Collateral and make it available to Bank at a place or places to be designated by Bank which is reasonably convenient to Bank and Borrower. Borrower recognizes that in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or the Other Agreements, no remedy of law will provide adequate relief to Bank, and agree that Bank shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages or the posting of bond, surety or other security.

     1.50 NOTICE OF COLLATERAL DISPOSITION. Any notice required to be given by Bank of a sale, lease or other disposition of the Collateral or any other intended action by Bank, deposited in the United States mail, postage prepaid and duly addressed to Borrower at its principal place of business specified on the signature page to this Agreement not less than ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice to Borrower thereof.

     1.51 MATTERS REGARDING SALE OF COLLATERAL. Upon an Event of Default, Borrower and each Subsidiary agree that Bank may, if Bank deems it reasonable, postpone or adjourn any such sale of the Collateral from time to time by an announcement at the time and place of sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale. Borrower and each Subsidiary agree that Bank has no obligation to preserve rights against prior parties to the Collateral. Further, Borrower and each Subsidiary waive and release any cause of action and claim against Bank as a result of Bank's possession, collection or sale of the Collateral, any liability or penalty for failure of Bank to comply with any requirement imposed on Bank relating to notice of sale, holding of sale, or reporting of sale of the Collateral, and any right of redemption from such sale; PROVIDED, HOWEVER, nothing in this PARAGRAPH 12.7 shall be deemed a waiver of any cause of action or claim against Bank as a result of Bank's failure to dispose of the Collateral in a commercially reasonable manner.

     1.52 REPLEVIN. In the event Bank seeks possession of the Collateral through replevin or other court process, Borrower and each Subsidiary hereby irrevocably waive: (a) any bond, surety or security required as an incident to such possession, and (b) any demand for possession of the Collateral prior to commencement of any suit or action to recover possession thereof.

     1.53 APPLICATION OF PROCEEDS. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash of Borrower at the time held by Bank hereunder, shall be applied by Bank:

          FIRST, to the payment of the costs and expenses of such collection, sale or other realization, including out-of-pocket costs and expenses of Bank and the fees and expenses of its representatives and counsel, and all expenses incurred and advances made by Bank in connection therewith;

          NEXT, to the payment in full of Borrower's Liabilities; and

          FINALLY, to the payment to Borrower, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

     As used in this Paragraph, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any amount received under any reorganization, liquidation or adjustment of debt of Borrower or any issuer of or obligor on any of the Collateral.

                                             12.  GENERAL

     1.54 PAYMENT APPLICATION DATE. Any check, draft, or similar item of payment by or for the account of Borrower delivered to Bank on account of Borrower's Liabilities shall be applied by Bank on account of Borrower's Liabilities on the date final settlement thereof is reflected by irrevocable credit to Bank.

     1.55 STATEMENT OF ACCOUNT. Each statement of account by Bank delivered to Borrower relating to Borrower's Liabilities shall be presumed correct and accurate, absent manifest error, and shall constitute an account stated between Borrower and Bank unless, within ninety (90) days after Borrower's receipt of said statement, Borrower delivers to Bank, by registered or certified mail addressed to Bank at its Address for Notices specified on the signature pages hereto, written objection thereto specifying the error or errors, if any, contained in any such statement.

     1.56 MANNER OF APPLICATION; WAIVER OF SET-OFF PROHIBITION. During the existence of an Event of Default, Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Bank on account of Borrower's Liabilities, and Borrower agrees that Bank shall have the right, in its absolute and sole discretion, to apply and re-apply any and all such payments in such manner as Bank may deem advisable, notwithstanding any entry by Bank upon any of its books and records.
Borrower further waives any right under or benefit of any law that would restrict or limit the right or ability of Bank to obtain payment of Borrower's Liabilities, including any law that would restrict or limit Bank in the exercise of its right to appropriate any indebtedness owing from Bank to Borrower and any deposits or other property of Borrower in the possession or control of Bank and apply the same toward or set-off the same against the payment of Borrower's Liabilities.

     1.57 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Borrower covenants, warrants and represents to Bank that all representations and warranties of Borrower contained in this Agreement and the Other Agreements shall be true at the time of Borrower's execution of this Agreement and the Other Agreements and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

     1.58 INTEGRATION; AMENDMENT; ASSIGNMENT.

          (1) This Agreement and the Other Agreements constitute the entire agreement and understanding between the parties relating to the subject matter hereof and supersede all prior agreements, whether oral or written. This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by Borrower and Bank, and no provision of this Agreement may be waived except with the written consent of Bank.

          (2) Borrower may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof, including without limitation Borrower's rights, titles, interests, remedies, powers and/or duties hereunder or thereunder, without the prior written consent of Bank.

          (3) After an Event of Default, Bank may assign or sell or agree to sell to one or more other Persons a participation in all or any part of any Loan held by it or Loans made or to be made by it, and, in connection therewith, disclose all documents and information which it may have related to Borrower, its business, its Subsidiaries, this Agreement and the Other Agreement.

     1.59 NO WAIVER. Bank's failure at any time or times hereafter to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Bank of an Event of Default under this Agreement or the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants or representations of Borrower contained in this Agreement or the Other Agreements and no Event of Default under this Agreement or the Other Agreements shall be deemed to have been suspended or waived by Bank unless such suspension or waiver is by an instrument in writing by Bank specifying such suspension or waiver and given pursuant to the requirements of PARAGRAPH 13.5 hereof.

     1.60 SEVERABILITY. If any provision of this Agreement or the Other Agreements or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the Other Agreements and the application of such provision to other Persons or circumstances will not be affected thereby, and the provisions of this Agreement and the Other Agreements shall be severable in any such instance.

     1.61 SUCCESSORS AND ASSIGNS. This Agreement and the Other Agreements shall be binding upon and inure to the benefit of the respective successors and assigns of Borrower and Bank. This provision, however, shall not be deemed to modify PARAGRAPH 13.5 hereof.

     1.62 CONFLICT WITH OTHER AGREEMENTS. The provisions of the Other Agreements are incorporated in this Agreement by this reference thereto. Except as otherwise provided in the Other Agreements by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Other Agreements, the provision contained in this Agreement shall govern and control.

     1.63 NO IMPAIRMENT BY TERMINATION. Except to the extent provided to the contrary in this Agreement and in the Other Agreements, no termination or cancellation (regardless of cause or procedure) of this Agreement or the Other Agreements shall in any way affect or impair the powers, obligations, duties, rights and liabilities of Borrower or Bank in any way or respect relating to (a) any transaction or event occurring prior to such termination or cancellation, (b) the Collateral and/or (c) any of the undertakings, agreements, covenants, warranties and representations of Borrower contained in this Agreement or the Other Agreements. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation.

     1.64 WAIVERS. Except as otherwise specifically provided in this Agreement, Borrower waives any and all notice or demand which Borrower might be entitled to receive with respect to this Agreement or the Other Agreements by virtue of any applicable statute or law and waives presentment, demand and protest and notice of presentment, protest, default, dishonor, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Bank on which Borrower may in any way be liable and hereby ratify and confirm whatever Bank may do in this regard.

     1.65 COSTS, FEES AND EXPENSES RELATED TO AGREEMENT AND OTHER AGREEMENTS. In accordance with this Agreement on or prior to the date hereof and thereafter upon demand by Bank therefor, Borrower shall pay or reimburse Bank for all reasonable costs, fees and expenses incurred by Bank, or for which Bank becomes obligated, in connection with the negotiation, preparation and consummation of this Agreement and the Other Agreements, including but not limited to, actual attorneys' fees, costs and expenses; search fees, costs and expenses; and all taxes payable in connection with this Agreement or the Other Agreements. That portion of Borrower's Liabilities consisting of costs, expenses or advances to be reimbursed by Borrower to Bank pursuant to this Agreement or the Other Agreements which are not paid on or prior to the date hereof shall be payable by Borrower to Bank on demand.

     1.66 ENVIRONMENTAL INDEMNITY. Borrower agrees to indemnify and save Bank, its officers, directors, employees and representatives harmless of, from and against any liability, loss, damage or expense (including reasonable attorneys' fees) to which Bank or any of such persons may become subject, arising from or based upon (a) any violation, or claim of violation, by Borrower of any laws, regulations or ordinances relating to Hazardous Materials, or (b) any Hazardous Materials located or disposed of on or released or transported from any property owned, leased or operated by Borrower, or any claim of any of the foregoing.

     1.67 RELEASE. Borrower releases Bank from any and all causes of action, claims or rights which Borrower may now or hereafter have for, or which may arise from, any loss or damage caused by or resulting from: (a) any failure of Bank to protect, enforce or collect in whole or in part any of the Collateral; (b) Bank's notification to any Obligor of Bank's security interest in the Accounts and the Collateral; (c) Bank's directing any Obligor to pay any sums owing to Borrower directly to Bank in accordance with the terms thereof; and (d) any other act or omission to act on the part of Bank, its officers, representatives or employees, except in each instance for willful misconduct and gross negligence.

     1.68 GOVERNING LAW. This Agreement and the Other Agreements shall be governed and controlled by the laws of the State of Illinois (without regard to conflicts of laws) as to interpretation, enforcement, validity, construction, effect, choice of law, and in all other respects including, but not limited to, the legality of the interest rate and other charges.

     1.69 NOTICES. All notices, consents, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given to any party or parties (a) upon delivery to the address of the party or parties as specified in the "Address for Notices" below such party's or parties' name(s) on the signature pages hereof if delivered in person or by courier or if sent by certified or registered mail (return receipt requested), or (b) upon dispatch if transmitted by telecopy or other means of facsimile transmission, in any case to the party or parties at the telecopy numbers specified on the same, or to such other address or telecopy number as any party may hereafter designate by written notice in the aforesaid manner.

     1.70 FORUM; VENUE; JURY TRIAL WAIVER. TO INDUCE BANK TO ACCEPT THIS AGREEMENT AND THE OTHER AGREEMENTS, BORROWER AND BANK IRREVOCABLY AGREE THAT, SUBJECT TO BANK'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER, OR RESPECT ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT OR THE OTHER AGREEMENTS SHALL BE LITIGATED ONLY IN COURTS HAVING SITUS WITHIN CHICAGO, ILLINOIS. BORROWER AND BANK HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE. BORROWER AND BANK HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST EITHER SUCH PARTY IN CONNECTION WITH THIS AGREEMENT IN ACCORDANCE WITH THIS PARAGRAPH. BORROWER AND BANK HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH BORROWER OR BANK IS A PARTY IN CONNECTION WITH THIS AGREEMENT.

     1.71 OTHER COSTS, FEES AND EXPENSES.  If at any time or times hereafter
Bank: (a) employs counsel for advice or other representation (i) with respect to this Agreement or the Other Agreements, (ii) to represent Bank in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit, or proceeding (whether instituted by Bank, Borrower, or any other Person) in any way or respect relating to this Agreement, the Other Agreements or Borrower's affairs, or (iii) to enforce any rights of Bank against Borrower or any other Person that may be obligated to Bank by virtue of this Agreement or the Other Agreements; (b) takes any action to protect, collect, sell, liquidate, or otherwise dispose of any of the Collateral; and/or (c) attempts to enforce or enforces any of Bank's rights or remedies under the Agreement or the Other Agreements, the reasonable costs and expenses incurred by Bank in any manner or way with respect to the foregoing shall be part of Borrower's Liabilities, payable by Borrower to Bank on demand. Without limiting the generality of the foregoing, such expenses, costs, charges and fees include: (i) attorneys' fees, costs and expenses; (ii) accountants' fees, costs and expenses; (iii) court costs and expenses; (iv) court reporter fees, costs and expenses; (v) long distance telephone charges; (vi) telegram charges; (vii) expenses for travel, lodging and food; and (viii) costs and expenses incurred with respect to exercise or enforcement of Bank's rights in or against Accounts Receivable and/or any Obligor, including expenses incurred in fulfilling, in whole or in part, any order of any Obligor from which an Account Receivable has arisen or will arise.

     1.72 REVIVAL. To the extent that Bank receives any payment on account of Borrower's Liabilities, or any proceeds of Collateral are applied on account of Borrower's Liabilities and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) and/or proceeds received, Borrower's Liabilities or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by Bank and applied on account of Borrower's Liabilities.

     1.73 ACKNOWLEDGMENTS. Borrower acknowledges that (i) it has been advised by counsel of its choice with respect to this Agreement and the transactions contemplated hereby; (ii) each of the waivers set forth herein was knowingly and voluntarily made; and (iii) the obligations of Bank hereunder, including the obligation to advance and lend funds to Borrower in accordance herewith, shall be strictly construed and shall be expressly subject to Borrower's compliance in all respects with the terms and conditions herein set forth.

     1.74 PARAGRAPH HEADINGS. Paragraph headings used in this Agreement are for convenience only and shall not effect the construction or interpretation of this Agreement.

     1.75 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

     1.76 EFFECTIVENESS. This Agreement shall become effective upon the execution and delivery to Bank of counterparts of this Agreement by Borrower and Bank.

                              [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, this Loan and Security Agreement has been duly executed as of the day and year specified at the beginning hereof.

                                         PRISM FINANCIAL CORPORATION


                                         By:  /s/ David A. Fisher
                                             ----------------------------
                                         Name:  David A. Fisher
                                         Its:   Senior Vice President

                                         Address for Notices to Borrower:

                                         440 North Orleans Court
                                         Chicago, Illinois  60610
                                         Telecopier No.:  (312) 494-0184
                                         Telephone No.:  (312) 410-8488
                                         Attention:  Bruce C. Abrams

                                         With a copy to:

                                         David Bryant, Esq.
                                         Katten, Muchin & Zavis
                                         525 West Monroe Street, Suite 1600
                                         Chicago, Illinois  60661
                                         Telecopier No.:  (312) 902-1061
                                         Telephone No.:  (312) 902-5380


                                         LASALLE BANK NATIONAL
                                         ASSOCIATION


                                         By:  /s/ David H. Sherer
                                             ----------------------------

                                         Name:  David H. Sherer
                                         Its:   Vice President

                                         Lending Office for all Loans:
                                         135 South LaSalle Street
                                         Chicago, IL  60603





                                         Address for Notices:

                                         135 South LaSalle Street
                                         Chicago, Illinois  60603
                                         Telecopier No.:  (312) 904-2982
                                         Telephone No.:  (312) 904-2722
                                         Attention:  David H. Sherer


                                         With a copy to:

                                         Jeffrey C. Davis, Esq.
                                         Vedder, Price, Kaufman & Kammholz
                                         222 North LaSalle Street - Suite 2600
                                         Chicago, Illinois  60601
                                         Telecopier No.:  (312) 609-5005
                                         Telephone No.:  (312) 609-7500

                                   LIST OF EXHIBITS


Exhibit A   -    Form of Revolving Note

Exhibit B   -    Form of Covenant Compliance Certificate

Exhibit C   -    Form of Guaranty Agreement

Exhibit D   -    Form of Stock Pledge Agreement

Exhibit E   -    Form of Hypothecation Agreement

Exhibit F   -    Form of Limited Liability Company Pledge Agreement

                                      EXHIBIT A

                                    REVOLVING NOTE

                                      EXHIBIT B

                          COVENANT COMPLIANCE CERTIFICATE
                       for the Period Ended _________________


     The undersigned, Bruce C. Abrams, the Chairman of the Board of Prism Financial Corporation ("Borrower"), and David A. Fisher, the Chief Financial Officer of Borrower, hereby deliver this certificate pursuant to PARAGRAPH 11.2(d)(vi) of that certain Loan and Security Agreement dated as of October 7, 1999 (the "Loan Agreement") between Borrower and LaSalle Bank National Association (the "Bank"), and certify to Bank as of the date hereof as follows:

     1. Attached hereto are true and correct copies of the monthly [or annual] financial reports described in PARAGRAPH 11.2(d)(ii) [or 11.2(d)(iv)] of the Loan Agreement for the above-referenced month [or year end, as applicable].

     2. Borrower is in compliance in all material respects with all covenants contained in the Loan Agreement.

     3.   The Borrower is not in compliance with PARAGRAPH (    ) of the Loan
Agreement:

     (List violation here)

     4. Borrower's calculations and compliance with the ratios described in PARAGRAPH 11.2(f) of the Loan Agreement are set forth in ATTACHMENT 1 hereto.

     5. All of the representations and warranties contained in the Loan Agreement are true, correct, and accurate in all material respects as of the date hereof, as if made on the date hereof.

     Capitalized terms in this Covenant Compliance Certificate that are otherwise undefined shall have the meanings assigned to them in the Loan Agreement.

Date:
      --------------------
                              PRISM FINANCIAL CORPORATION


                              By:
                                  ----------------------------------
                              Name:  Bruce C. Abrams
                              Its:  Chairman of the Board


                              By:
                                  ----------------------------------
                              Name:  David A. Fisher
                              Its:  Chief Financial Officer

                                    ATTACHMENT 1
                                         TO
                          COVENANT COMPLIANCE CERTIFICATE

1.   Leverage Ratio (consolidated basis):
          Debt                                                   _____________
          LESS Subordinated Debt                       -         (___________)
          Divided by Tangible Net Worth           DIVIDED BY     _____________
               Leverage Ratio:                                   _____________

2.   Tangible Net Worth  (consolidated basis):
          Net Worth                                              $13,000,000
          PLUS Applicable Equity Retention Amounts     +         _____________
          PLUS 75% of Net Income                       +         _____________
          LESS Dividends Paid                          -         (___________)
              Tangible Net Worth:                                _____________

3.   Aggregate amount of Advances to Apollo:                     $____________


                                      EXHIBIT C

                              FORM OF GUARANTY AGREEMENT

                                      EXHIBIT D

                            FORM OF STOCK PLEDGE AGREEMENT

                                      EXHIBIT E


                           FORM OF HYPOTHECATION AGREEMENT

                                      EXHIBIT F

                  FORM OF LIMITED LIABILITY COMPANY PLEDGE AGREEMENT

                                DISCLOSURE SCHEDULES


                                       TO THE


                            LOAN AND SECURITY AGREEMENT


                            DATED AS OF OCTOBER 7, 1999


                                   BY AND BETWEEN


                            PRISM FINANCIAL CORPORATION

                                        and

                         LASALLE BANK NATIONAL ASSOCIATION







                                  OCTOBER 7, 1999

                            LIST OF DISCLOSURE SCHEDULES



     Schedule 7.4             Locations

     Schedule 11.1(B)         Conflict with Other Agreements

     Schedule 11.1(e)         Certain Other Obligations

     Schedule 11.1(n)         Environmental Matters

     Schedule 11.1(s)         Subsidiaries

     Schedule 11.1(t)         Intellectual Property

     Schedule 11.1(x)         Names

     Schedule 11.1(z)         Credit Agreements

     Schedule 11.1(aa)        Insurance

     Schedule 11.3(a)         Permitted Liens

     Schedule 11.1(cc)        Stock

     Schedule 11.3(a)         Permitted Liens

     Schedule 11.3(e)         Permitted Debt

                                   SCHEDULE 11.3(e)

                                    PERMITTED DEBT

                                    CERTIFICATION


     I, David A. Fisher, the Senior Vice-President of Prism Financial Corporation, hereby certify that the Disclosure Schedules attached hereto have been delivered to LaSalle Bank National Association ("LaSalle") in connection with that certain Loan and Security Agreement of even date herewith between Prism Financial Corporation and LaSalle, and the information contained thereon is true and correct.


Dated:  October 7, 1999

                                    PRISM FINANCIAL CORPORATION



                                    By:
                                       ----------------------------------
                                    Name:  David A. Fisher
                                    Its:  Senior Vice President